Exhibit 10.10

CONFIDENTIAL TREATMENT REQUESTED

AGREEMENT AND PLAN OF MERGER

among

DARé BIOSCIENCE, INC.,

DARé merger sub, inc.,

pear tree pharmaceuticals, inc.,

and

fred mermelstein and stephen c. rocamboli,

as Holders’ Representatives

April 30, 2018

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

i

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ii

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of April 30, 2018, by and among Daré Bioscience, Inc., a Delaware corporation (“Parent”), Daré Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Pear Tree Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Fred Mermelstein and Stephen C. Rocamboli, as Holders’ Representatives.  Each of Parent, Merger Sub, the Company and Holders’ Representatives may be individually referred to herein as a “Party” and collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Company, Parent and Merger Sub intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), whereupon consummation of the Merger, Merger Sub shall cease to exist and the Company shall become a Subsidiary of Parent;

WHEREAS, the board of directors of the Company has approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and resolved to recommend the adoption of this Agreement and the transactions contemplated by this Agreement to its stockholders, in accordance with the DGCL and upon the terms and subject to the conditions set forth herein;

WHEREAS, the respective board of directors of Parent and Merger Sub have each approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the DGCL and upon the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Holders is executing and delivering a joinder agreement in the form of Exhibit A attached hereto (each a “Joinder” and collectively the “Joinders”) making each such Holder subject to certain obligations described therein; and

WHEREAS, immediately following the execution of this Agreement, the Stockholders shall adopt this Agreement and approve the Merger, pursuant to a written consent (each a “Written Consent” and collectively, the “Written Consents”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I:  DEFINITIONS

Section 1.1        Defined Terms.  The following terms shall have the following meanings in this Agreement:

“Accounting Firm” has the meaning as set forth in Section 5.8.1.

“Accounting Methodology” means in accordance with GAAP and otherwise consistent with the accounting methods, practices and procedures used to prepare the Unaudited Financial Statements.

“Action” means any claim, controversy, suit, action or cause of action, litigation, arbitration, investigation, opposition, interference, audit, hearing, demand, assessment, complaint, citation, proceeding, order or other legal proceeding (whether sounding in contract or tort or otherwise, whether civil, criminal, administrative or otherwise and whether brought at law or in equity or under arbitration or administrative regulation) and any written notice of violation, notice of potential responsibility or any notice alleging liability.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Aggregate Preferred Per Share Consideration” means the product of (i) the Preferred Per Share Consideration and (ii) the number of shares of Company Preferred Stock outstanding as of immediately prior to the Effective Time.

“Aggregate Preferred Share Preference” means the lower of (i) the Closing Merger Consideration and (ii) product of (x) the preference per share of the Preferred Stock in accordance with the Company Charter and (y) the number of shares of Company Preferred Stock outstanding as of immediately prior to the Effective Time.

“Base Merger Closing Consideration” means $75,000.

“Base Merger Consideration” means the sum of the Base Merger Closing Consideration plus the Based Merger Delayed Consideration.

“Base Merger Delayed Consideration” means $75,000.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in San Diego, California are authorized or required by Law or order to remain closed.

“Cap Amount” means an amount equal to (i) the Company Transaction Expenses plus (ii) the Parent Transaction Expenses plus (iii) the Company Debt.

“CERCLA” is defined within the definition of “Environmental Laws” below.

“Certificate” means a certificate representing shares of the Company Capital Stock.

“Change of Control Payment” means (a) any bonus, severance or other payment that is created, accelerated, accrues or becomes payable by the Company to any present or former director, stockholder, Employee or Consultant, including pursuant to an employment agreement, Plan or any other Contract, including any Taxes payable on or triggered by any such payment and (b) without duplication of any other amounts included within the definition of Company Transaction Expenses, any other payment, expense or fee that accrues or becomes payable by the Company to any Governmental Authority or other Person under any Law or Contract, including in connection with the making of any filings, the giving of any notices or the obtaining of any consents, authorizations or approvals, in each case of each of (a) and (b) as a result of, in connection with the execution and delivery of the Agreement or any other Transaction Agreement or the consummation of the Transactions (including the Merger).

“Charter Documents” means, with respect to any entity, the articles of incorporation and bylaws or similar organizational documents of such entity.

“Clinical Data” means the Company’s clinical data generated by Dr. Janet A. Chollet as described in her clinical study report entitled “Observations of the Use of a Vaginal Suppository Containing Tamoxifen to Treat Menopause Patients with Moderate to Severe Vulvar and Vaginal Atrophy” dated December 12, 2008, inclusive of supportive documentation and records.

“Closing Cash” means the fair market value of all cash and cash equivalents held by the Company as of the Closing (before taking into account the consummation of the Merger), determined in accordance with the Accounting Methodology.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Closing Consideration Payment” has the meaning set forth in Section 2.14.3.

“Closing Merger Consideration” means an amount equal to sum of the Base Merger Closing Consideration plus (i) the Closing Cash minus (ii) the Company Debt minus (iii) the Company Transactions Expenses minus (iv) any amounts payable under the Management Incentive Plan minus (v) the Holders’ Representatives Expenses Amount.  For purposes of this definition, the foregoing clauses (i) through (v) and the individual elements thereof, as applicable, shall be determined in accordance with the Accounting Methodology.

“Code” means the United States Internal Revenue Code, as amended.

“Common Per Share Consideration” means the quotient of (i) the Closing Merger Consideration minus the Aggregate Preferred Share Preference divided by (ii) the Fully Diluted Shares of Capital Stock.

“Company Capital Stock” means the outstanding shares of the Company Common Stock and the outstanding shares of Company Preferred Stock.

“Company Charter” means the amended and restated certificate of incorporation of the Company as in effect on the date hereof, as the same may have been amended from time to time.

“Company Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company Debt” means, as at any time with respect to the Company, without duplication, all Liabilities, including all obligations with respect to principal, accrued and unpaid interest, penalties, premiums and any other fees, expenses and breakage costs on and other payment obligations arising under any (a) indebtedness for borrowed money (including amounts outstanding under overdraft facilities), (b) indebtedness issued in exchange for or in substitution for borrowed money, (c) obligations for the deferred purchase price of property, goods or services, (d) obligations evidenced by any note, bond, debenture, guarantee or other debt security or similar instrument or Contract, including, without limitation, any obligations owed to Stockholders, (e) all liabilities under capitalized leases, (f) all obligations, contingent or otherwise, in respect of letters of credit and banker’s acceptance or similar credit transactions, (g) obligations under Contracts relating to interest rate protection or other hedging arrangements, to the extent payable if such Contact is terminated at Closing, (h) guarantees of the types of obligations described in sub clauses (a) though (g) above, and (i) all unpaid Pre-Closing Taxes, in each case, incurred by or otherwise outstanding in the name of the Company on or prior to the Closing Date.

“Company Intellectual Property Rights” means all Intellectual Property Rights owned by the Company or used by the Company in connection with the business of the Company as currently conducted.

“Company Material Adverse Effect” means, with respect to the Company, any fact, condition, event, change, circumstance or effect that, individually or in the aggregate with all other facts, conditions, changes, circumstances and effects with respect to which such defined term is used in this Agreement, is, or could reasonably be expected to become, materially adverse to (a) the business, assets, operations, results of operations or condition (financial or otherwise) or prospects of the Company, or (b) the Company’s ability to, in a timely manner, perform its obligations under the Transaction Agreements to which it is a party, or to consummate the Transactions (including the Merger) under such Transaction Agreements; provided, however, that any determination of whether there has been a Material Adverse Effect pursuant to clause (b) above shall not include any effect, change, event, occurrence or state of facts:  (i) that generally affects the industry in which the Company operates so long as the Company is not disproportionately affected thereby relative to other participants in such industry, (ii) that results from general economic conditions in any country where the Company’s business is conducted so long as the Company is not disproportionately affected relative to the other companies therein or (iii) that results from the taking of any action specifically required to be taken by this Agreement.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Company Option” means an outstanding option granted pursuant to, or outside of, any Company Option Plan and any other option or other right (including any commitment to grant options or other rights) to purchase or otherwise acquire Company Capital Stock, whether or not vested or exercisable.

“Company Option Plan” means the 2007 Stock Incentive Plan, as amended.

“Company Plans” means (a) ”employee benefit plans” (as defined in Section 3(3) of ERISA, as amended), (b) the Pear Tree Pharmaceuticals, Inc. Management Incentive and Carve-out Incentive Plan, dated February 13, 2017, as amended (the “Management Incentive Plan”) (c) individual employment, consulting, change in control, severance or other agreements or arrangements and (d) other benefit plans, policies, agreements or arrangements, including bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, profit sharing, change in control, severance, pension, retirement, welfare, sick leave, vacation, loans, salary continuation, health, dental, disability, flexible spending account, service award, fringe benefit, life insurance and educational assistance plan, policies, agreements or arrangements, whether written or oral, under which any Employee, Consultant or director of the Company participates and which is maintained, contributed to or participated in by the Company, or with respect to which the Company has or may have any obligation or liability, contingent or otherwise.

“Company Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.001 per share.

“Company Technology” means any and all Technology that is owned by the Company or used in connection with the business of the Company as currently conducted, excluding Clinical Data.

“Company Transaction Expenses” means an amount equal to (ii) the aggregate fees and expenses payable or reimbursable by the Company to third parties in connection with negotiation, entering into and consummation of this Agreement and the Transactions including the Merger, including the fees and expenses of investment bankers, finders, consultants, attorneys, accountants and others advisors engaged by the Company in connection with the Merger and (ii) all Change of Control Payments.

“Confidentiality Agreement” means the agreement dated as of August 18, 2017, between Parent and the Company as it may be amended from time to time.

“Consultant” means any individual consultant or independent contractor or director (who is not an Employee) of the Company.

“Contingent Consideration” has the meaning set forth in Section 2.14.

“Contract” means any contract, loan or credit agreement, debenture, note, guaranty, bond, mortgage, indenture, deed of trust, license, lease or other agreement, arrangement or instrument (in each case, as applicable, whether written or oral) that is legally binding.

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” means shares of Company Capital Stock held by a holder who has properly demanded and not effectively withdrawn or lost such holder’s appraisal, dissenters’ or similar rights for such shares under the DGCL.

“DR Plans” means the Company’s disaster recovery and business continuity plans.

“Effective Date” means the date on which the Effective Time occurs.

“Employee” means an employee of the Company.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Environmental Laws” means all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Materials, or to human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents and any transfer of ownership notification or approval statute, as each has been amended and the regulations promulgated pursuant thereto.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, liens, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Action, claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or administrative regulation, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental Permit, order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or Release or threatened Release of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“FDA” means the United States Food and Drug Administration or any successor entity thereto.

“Fully Diluted Shares of Company Capital Stock” means the sum, without duplication, of the aggregate number of shares of Company Capital Stock (on an as converted to Company Common Stock basis) that are issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.7.2).

“GAAP” means the generally accepted accounting principles in the United States.

“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) department, agency or instrumentality of a foreign or other government, including any state-owned or state-controlled instrumentality of a foreign or other government, (d) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (e) international or multinational organization formed by states or governments, (f) organization that is designated by executive order pursuant to Section 1 of the United States International Organizations Immunities Act (22 U.S.C. 288 of 1945), as amended and the rules and regulations promulgated thereunder or (g) other body entitled to exercise any administrative, executive, judicial, legislative, police or regulatory authority or taxing authority.

“GYN Holdings” means GYN Holdings Inc, Inc, a Delaware corporation and wholly owned subsidiary of the Company.

“Hazardous Materials” means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous”, “toxic”, a “pollutant”, a “contaminant”, “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

“Holder” means any Stockholder.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Holder Indemnified Persons” means the Holders and their respective directors, officers, employees, Affiliates, agents, successors and assigns.

“Holder Indemnifying Parties” means the Company, the Holders and the Joinder Holders, as applicable.

“Holders’ Representatives Expenses” means the loss, liability or expense of any nature incurred by Holders’ Representatives arising out of or in connection with the administration of its duties as Holders’ Representatives, including reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense is caused by such Holders’ Representatives’ willful misconduct or gross negligence.

“Indemnification Sharing Percentage” means, with respect to each Holder, the percentage of the number of Fully Diluted Shares of Company Capital Stock held by all Holders as a group that is held by such Holder.

“Indemnified Person” means a Parent Indemnified Person or a Holder Indemnified Person, as applicable.

“Indemnifying Party” means Holders’ Representatives (on behalf of the Holder Indemnifying Parties) or Parent, as applicable.

“Information System” means software, hardware, computer and telecommunications equipment and other information technology and related services.

“Intellectual Property Rights” means the entire right, title and interest in and to all proprietary rights of every kind and nature however denominated, throughout the world, including (a) patents, industrial designs, copyrights, mask work rights, trade secrets, database rights and all other proprietary rights in Technology; (b) trademarks, trade names, service marks, service names, brands, trade dress, logos and other indicia of origin and the goodwill and activities associated therewith; (c) domain names, rights of privacy and publicity and moral rights; (d) any and all registrations, applications, recordings, licenses, common-law rights and contractual rights relating to any of the foregoing; and (e) all Actions and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom and all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto.

“IRS” means the United States Internal Revenue Service.

“Joinder Holder” means each Holder who has executed and delivered a Joinder prior to the Closing.

“Knowledge” means, with respect to the Company, the actual knowledge of Stephen Rocamboli, Fred Mermelstein and Janet Chollet and the knowledge such individuals would reasonably be expected to obtain in the performance of his or her duties relating to the Company with respect to the subject matter so qualified with Knowledge.

“Law” means any United States federal, state or local or any foreign law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation or any Order or any Permit granted under any of the foregoing or any similar provision having the force or effect of law.

“Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or not asserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“License Agreements” means, collectively, (a) the Amended and Restated Exclusive License Agreement for Atrophic Vaginitis Technology, dated as of August 15, 2007, by and among the Company, Janet Chollet, M.D. (“Chollet”) and Fred Mermelstein, Ph.D. (“Mermelstein”), as amended, (b) the Exclusive License Agreement, dated as of February 13, 2017, by and between GYN Holdings and Bernadette Klamerus, (c) the Exclusive License Agreement, dated as of February 13, 2017, between GYN Holdings and the Company, and (d) the Exclusive License Agreement, dated as of September 15, 2017, by and among the Company, Chollet and Mermelstein.

“Lien” means any charge, encumbrance, claim, community or other marital property interest, equitable ownership interest, collateral assignment, lien, license, option, pledge, security interest, mortgage, deed of trust, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any equity interest), transfer, receipt of income or exercise of any other attribute of ownership of any kind or nature whatsoever affecting or attached to any asset.

“Loss” means, with respect to any Person, any Action, cost, damage, expense, Liability, loss, injury, deficiency, Tax, settlement, including interest, penalties, fees, fines, reasonable legal, accounting and other professional fees and reasonable expenses incurred in the investigation, collection, prosecution, determination and defense of such Losses (including, in each case, in connection with the enforcement of any claim for indemnification hereunder), that is incurred or suffered by such Person.

“Nonqualified Deferred Compensation Plan” has the meaning given such term in Section 409A(d)(1) of the Code.

“Order” means any Law, order, injunction (whether temporary, preliminary or permanent), judgment, decree, assessment, award or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority.

“Ordinary Course of Business” means the ordinary course of business of the Company consistent with past practice.

“Parent Indemnified Persons” means the Surviving Corporation, Parent, Merger Sub and their Affiliates and each of their respective equity holders, directors, officers, employees, agents, successors and assigns.

“Parent Transaction Expenses” means an amount equal to the aggregate fees and expenses payable or reimbursable by the Parent to attorneys and accountants directly related to negotiation, entering into and consummation of this Agreement and the Transactions including the Merger. “Permit” means any permit, license, franchise, certificate, approval, registration, notification or authorization from any Governmental Authority, or required by any Governmental Authority to be obtained, maintained or filed.

“Permitted Liens” means: (i) statutory liens with respect to the payment of Taxes, in all cases which are not yet due or payable; and (ii) statutory liens of landlords, suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by Law created in the Ordinary Course of Business the existence of which could not constitute a default or breach under any of the Company’s Contracts for amounts that are not yet delinquent.

“Person” means any natural person, corporation, limited liability company, partnership, association, trust or other entity, including a Governmental Authority.

“Personal Data” means any information collected or used by the Company (including such Personal Data collected by the Company (if any) from visitors who use the Company’s website(s)) that can be used to specifically identify a natural person (including but not limited to name, address, telephone number, electronic mail address, social security number or other government-issued number, bank account number or credit card number) and any special categories of personal information regulated under or covered under any applicable Law.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Pre-Closing Tax Period” means (a) any taxable period ending on or before the Effective Date and (b) with respect to a Straddle Period, any portion thereof ending on the Effective Date.

“Pre-Closing Taxes” means all Taxes with respect to the Company with respect to any Pre-Closing Tax Period.

“Preferred Per Share Consideration” means an amount for each share of Preferred Stock equal to the sum of (i) the quotient of the Aggregate Preferred Share Preference divided by the number of shares of Company Preferred Stock outstanding as of immediately prior to the Effective Time plus (ii) the Common Per Share Consideration multiplied by the number of shares of Company Common Stock into which such share of Preferred Stock is convertible immediately prior to the Merger.

“Products” means any product that the Company currently sells or has sold at any time in the past.

“Public Software” means any software that is (i) distributed as free software or as open source software (e.g., Linux), or (ii) subject to any licensing or distribution model that includes as a term thereof any requirement for distribution of source code to licensees or third parties, patent license requirements on distribution, restrictions on future patent licensing terms, or other abridgement or restriction of the exercise or enforcement of any Company Intellectual Property Rights through any means, (iii) licensed or distributed under any Public Software License or under less restrictive free or open source licensing and distribution models such as those obtained under the BSD, MIT, Boost Software License and the Beer-Ware Public Software Licenses or any similar licenses, (iv) a public domain dedication or (v) derived from in any manner (in whole or in part), links to, relies on, is distributed with, incorporates or contains any software described in (i) through (iv) above.

“Public Software License” means any of the following licenses or distribution models, or licenses or distribution models similar to any of the following (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the Apache License; and (viii) any licenses that are defined as OSI (Open Source Initiative) licenses as listed on the Opensource.org website.

“Related Party” means (a) any current or former director (or nominee), or officer of the Company, (b) any five percent or greater Stockholder of the Company or five percent or greater holder of the Company Options (calculated on an as-converted to Company Common Stock basis) and (c) any relative, spouse, officer, director or Affiliate of any of the foregoing Persons.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

“Representatives” means, with respect to any Person, the officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives of such Person.

“Securities Act” means The Securities Act of 1933, as amended.

“Securities Payment Schedule” has the meaning set forth in Section 2.8.8.

“Series A Original Issue Date” has the meaning set forth in the Company Charter.

“Series A Original Issue Price” has the meaning set forth in the Company Charter.

“Stockholders” means the holders of Company Capital Stock.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“Straddle Period” has the meaning set forth in Section 5.8.2.

“Subsidiary” means, when used with respect to any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such entity’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such entity or one or more Subsidiaries of such entity or by such party and one or more Subsidiaries of such party.

“Tax” or “Taxes” means (a) any or all federal, state, local or foreign taxes, charges, fees, customs duties, imposts, levies or other assessments in the nature of taxes, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, (b) any or all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) and (c) any liability in respect of any items described in clauses (a) and/or (b) payable by reason of contract, assumption, transferee liability, operation of Law or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Tax Returns” means with respect to Taxes any return, report, claim for refund, estimate, information return or statement, declaration of estimated tax or other similar document required to be filed with any Taxing Authority with respect to Taxes, including any Schedule or attachment thereto and including any amendment thereof.

“Tax Sharing Agreement” means any agreement relating to the sharing, allocation or indemnification of Taxes.

“Taxing Authority” means any Governmental Authority exercising authority in respect of Taxes.

“Technology” means all inventions, works, discoveries, innovations, know-how, information (including ideas, research and development, formulas, algorithms, compositions, processes and techniques, data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, graphics, illustrations, artwork, documentation and manuals), databases, computer software, firmware, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, works in process, derivatives, or changes, whether tangible or intangible, embodied in any form, whether or not protectable or protected by patent, copyright, mask work right, trade secret law, or otherwise and all documents and other materials recording any of the foregoing.

“Third Party Claim” refers to any Action that is instituted, or any claim that is asserted, by any Person not party to this Agreement in respect of an indemnifiable matter under this Agreement.

“Threshold” means $50,000.

“Total Merger Consideration” means the Base Merger Consideration, as adjusted herein, and the Contingent Consideration.

“Transactions” means any transaction contemplated by this Agreement, including (a) the Merger and the other transactions described in the recitals to this Agreement, (b) the execution, delivery and performance of the Transaction Agreements other than this Agreement and (c) the payment of fees and expenses relating to such transactions by the Company and the Holders.

“Transaction Agreements” means this Agreement, the Option Termination Agreements and the Joinders.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE II:  THE MERGER AND EFFECT OF THE MERGER

Section 2.1        The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation and a wholly owned Subsidiary of Parent.  The Company after the Merger is sometimes referred to herein as the “Surviving Corporation.”

Section 2.2        Closing.  The closing of the Transactions (the “Closing”) shall take place at 10:00 a.m. (Pacific time) on the second Business Day following the satisfaction or waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) at the offices of Mintz Levin, 3580 Carmel Mountain Road, Suite 300, San Diego, California 92130, unless another time, date or place is agreed to in writing by the Parties (the “Closing Date”).

Section 2.3        Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties shall file with the Secretary of State of the State of Delaware a certificate of merger in form and substance reasonably acceptable to Parent, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”).  The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the Parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 2.4        Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and the DGCL.  Without limiting the generality of the foregoing and subject thereto, at the Effective Time, (a) all the rights, privileges and powers of the Company and Merger Sub shall vest in the Surviving Corporation, (b) all of the property, real and personal, including causes of action and every other asset of Merger Sub and the Company, shall vest in the Surviving Corporation without further act or deed and (c) all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5        Charter Documents of Surviving Corporation.

2.5.1        Certificate of Incorporation.  At the Effective Time, the certificate of incorporation of the Company shall be amended and restated so as to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be the name of the Company as of immediately prior to the Effective Time and shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

2.5.2        Bylaws.  At the Effective Time, the bylaws of the Company shall be amended and restated so as to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time and shall be the bylaws of the Surviving Corporation until thereafter amended as provided in its Charter Documents and applicable Law.

Section 2.6        Management of the Surviving Corporation.

2.6.1        Board of Directors.  Unless otherwise determined by Parent prior to the Effective Time, the Parties shall take all requisite action so that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the Charter Documents of the Surviving Corporation.

2.6.2        Officers.  Unless otherwise determined by Parent prior to the Effective Time, the Parties shall take all requisite action so that the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the Charter Documents of the Surviving Corporation.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 2.7        Effect of the Merger on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action to be taken on the part of the holder of any shares of the Company Capital Stock or any shares of capital stock of Merger Sub, or on the part of the Company, Parent, Merger Sub or any other Person, the following shall occur:

2.7.1        Capital Stock of Merger Sub.  Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation and collectively shall constitute the only outstanding shares of capital stock of the Surviving Corporation and each stock certificate of Merger Sub evidencing ownership of any such shares shall evidence ownership of such shares of common stock of the Surviving Corporation.

2.7.2        Cancellation of Securities held by the Company.  Any shares of Company Capital Stock that are owned by the Company immediately prior to the Effective Time shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

2.7.3        Conversion of Company Capital Stock.  Each issued share of Company Capital Stock outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.7.2 or Dissenting Shares) shall, subject to the terms and conditions of this Agreement, be converted into the right to receive a pro rata portion of the Total Merger Consideration as set forth below:

(a)        Preferred Stock.  Each share of Company Preferred Stock outstanding immediately prior to the Effective Time (other than any shares of Company Preferred Stock to be canceled in accordance with Section 2.7.2 or Dissenting Shares) shall be converted into the right to receive, before any amounts are paid with respect to shares of the Company Common Stock, (i) an amount in cash, without interest, equal to the Preferred Per Share Consideration and (ii) the contingent right to receive such share’s applicable portion of the Base Merger Delayed Consideration and the Contingent Consideration, if any, less any applicable withholding Taxes in accordance with Section 2.9, which contingent right shall be transferrable after the 18-month anniversary of the Effective Date, provided that any transferee executes a Joinder Agreement in connection with such transfer.

(b)        Common Stock.  Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 2.7.2 and Dissenting Shares) shall be converted into the right to receive (i) an amount in cash, without interest, equal to the Common Per Share Consideration and (ii) the contingent right to receive such share’s applicable portion of the Base Merger Delayed Consideration and the Contingent Consideration, if any, less any applicable withholding Taxes in accordance with Section 2.9, which contingent right shall be transferrable after the 18-month anniversary of the Effective Date, provided that any transferee executes a Joinder Agreement in connection with such transfer.

2.7.4        Cancellation of Company Options.

(a)        At the Effective Time, each Company Option shall have all rights thereunder cancelled, and, as consideration for the potential receipt of proceeds from the Management Incentive Plan, each holder of any cancelled Company Option shall have delivered to the Company an Option Termination Agreement in form and substance reasonably acceptable to Parent (which shall include a release of claims substantially in the form of Section 5.13.1) (each, an “Option Termination Agreement”), effective upon the Closing.

(b)        Prior to the Closing, the Company and its board of directors shall, subject to applicable Law, take all actions (including, if appropriate, amending any Company Option Plan and individual option agreements and obtaining consents from the holders of the Company Options and/or delivering optionee notices thereto) necessary to give effect to the transactions provided for in this Section 2.7.4 and to ensure that from and after the Effective Time, each holder of an outstanding Company Option shall cease to have any rights with respect thereto.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.7.5        Rights Cease to Exist.  As of the Effective Time, all shares of Company Capital Stock shall no longer be outstanding, shall automatically be canceled and shall cease to exist and each holder of a Certificate shall cease to have any rights with respect thereto, except the rights set forth in this Section 2.7.

Section 2.8        Delivery of Closing Merger Consideration Calculation.  Not less than five Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent (for Parent’s review and approval) in writing:

2.8.1        the Company’s calculation of the Closing Merger Consideration as of the Closing setting forth, in reasonable detail, each of the adjustments made to Base Merger Closing Consideration in such calculation;

2.8.2        the Company’s consolidated balance sheet as of immediately prior to the Closing (the “Closing Balance Sheet”);

2.8.3        the Company’s calculation of the Common Per Share Consideration and the Preferred Per Share Consideration;

2.8.4        the name, address, tax identification number (if known) and the number of shares of Company Capital Stock (both by class or series and on an as converted to Company Common Stock basis) held by each holder thereof;

2.8.5        the Company’s calculation of Fully Diluted Shares of Company Capital Stock;

2.8.6        the Company’s calculation of the amount of the Closing Merger Consideration payable to each Holder and the amount of Taxes required to be withheld from such payments;

2.8.7        the Company’s calculation of each Holder’s Indemnification Sharing Percentage; and

2.8.8        a certificate of a duly authorized officer of the Company certifying the foregoing.

The calculations listed in the foregoing Section 2.8.1 through 2.8.8 shall be set forth on a spreadsheet referred to herein as the “Securities Payment Schedule”.  Notwithstanding anything in this Agreement to the contrary, the Closing Balance Sheet and the calculation of the Closing Merger Consideration shall be consistent with the Accounting Methodology and shall reflect all vacation, sick leave, severance and/or other remuneration required by Law, Contract or policy of the Company to be paid to each Employee for periods on or prior to the Closing Date.

Section 2.9        Payments At and After Closing.

2.9.1        Payments At Closing.  At the Closing, Parent shall make, or cause to be made, the following payments by wire transfer of immediately available funds:

(a)        first, to the respective holders of any Company Debt, in the aggregate amount of the Company Debt outstanding as of the Closing (the principal amounts of which are set forth on Schedule 3.5.5) pursuant to payoff letters from each such holder (A) indicating the amount required to discharge such Company Debt in full and terminate all lines of credit thereunder at the Closing (the “Payoff Amount”) and (B) if such Company Debt is secured by any Liens, agreeing to release such Liens upon receipt of the applicable Payoff Amount;

(b)        second, to the payees thereof, the Company Transaction Expenses, in each case as directed in writing by the Company prior to the Closing;

(c)        third, to Holders’ Representatives, the Holders’ Representatives Expenses;

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(d)        fourth, to the persons identified in the Management Incentive Plan in the amounts set forth in the Securities Payment Schedule;

(e)        fifth, as set forth in the Securities Payment Schedule, (i) to the Holders of Company Preferred Stock listed on Exhibit B attached hereto, $[***] (which includes a [***]% return on the Series A Original Issue Price each year (based on a 360-day year), compounded annually, during the period commencing on the Series A Original Issue Date and ending on the Effective Date), and (ii) to the Holders of Company Preferred Stock listed on Exhibit C attached hereto, $[***] (which includes a [***]% return on the Series A Original Issue Price each year (based on a 360-day year), compounded annually, during the period commencing on the Series A Original Issue Date and ending on the Effective Date) (together, the “Series A Liquidation Preference”); provided that if any payment hereunder is insufficient to pay the Holders of Company Preferred Stock the full amount to which they shall be entitled under the Company Charter, the Holders of Company Preferred Stock shall share ratably in any distribution of the amount available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Company Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares of Company Preferred Stock were paid in full; and

(f)        sixth, as set forth in the Securities Payment Schedule, after the payment of the Series A Liquidation Preference to the Holders of Company Preferred Stock, any remaining amount shall be distributed among the Holders of Company Capital Stock, pro rata based on the number of shares held by each such Holder, treating for this purpose all such securities as if they had been converted to Company Common Stock pursuant to the terms of the Company Charter immediately prior to such payment.

2.9.2        Base Merger Delayed Consideration; Closing Offset.  On the one year anniversary of the Closing Date, Parent shall pay, or cause to be paid, the Base Merger Delayed Consideration in accordance with the order of priority set forth in Section 2.9.1 hereof. Notwithstanding the above, in the event that the Closing Merger Consideration is less than or equal to $0.0, (i) no Closing Merger Consideration shall be deliverable by Parent to the Holders at Closing and (ii) Parent shall be entitled to withhold any of the Base Merger Delayed Consideration and the Contingent Consideration Payments payable in accordance with Section 2.14.3, as necessary, to set off against any such negative Closing Consideration Amount (the “Closing Offset”).  Additionally, Parent shall have the right to withhold and set off against any amount otherwise due to be paid as Base Merger Delayed Condensation pursuant to this Section 2.9.2 the amount of any Losses to which any Parent Indemnified Persons may be entitled under Article VIII of this Agreement.  For the avoidance of doubt, in the event that no Closing Merger Consideration or Base Merger Delayed Consideration is received by the Holders pursuant to the immediately preceding sentence, the Total Merger Consideration to be paid to the Holders shall be equal to the Contingent Consideration.

2.9.3        Payments After Closing.  Any and all Contingent Consideration Payments (as adjusted to deduct any Closing Offset in accordance with Section 2.9.2) to be made pursuant to Section 2.14 shall be paid in accordance with Section 2.9.1.

Section 2.10        Non-Conversion.

2.10.1        Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall not be converted into or represent a right to receive the applicable consideration for Company Capital Stock set forth in Section 2.7, but instead the holder thereof shall only be entitled to such rights as are provided by the DGCL.

2.10.2        Withdrawal or Loss of Rights.  Notwithstanding the provisions of Section 2.10.1, if any holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such holder’s appraisal or dissenters’ rights with respect to such shares under the DGCL, then, as of the later of the Effective Time and the occurrence of such event, (a) such holder’s shares shall automatically convert into and represent only the right to receive the consideration for Company Capital Stock, as applicable, set forth in and subject to the provisions of this Agreement, upon surrender of the Certificate(s) formerly representing such shares and (b) Parent shall deliver to such holder such holder’s portion of the Total Merger Consideration that is attributable to such shares at the time such rights are withdrawn or lost.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.10.3        Demands for Appraisal.  The Company shall give Parent (a) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the DGCL and (b) the opportunity to participate in all negotiations and proceedings with respect to such demands.  The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.  Any communication to be made by the Company to any Stockholder with respect to such demands must be submitted and consented to in writing by Parent prior to delivery to any such Stockholder.

Section 2.11        Exchange of Certificates.

2.11.1        Payment Procedures.

(a)        Following the Effective Time, Parent shall send to each Stockholder of record:  (i) a letter of transmittal in form and substance reasonably acceptable to Parent (each, a “Letter of Transmittal”) (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by Parent and shall contain a release of claims substantially in the form of Section 5.15, an appointment of Holders’ Representatives as provided for in Section 8.4 and an agreement to indemnify Parent Indemnified Persons for Losses as provided in Section 8.2) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the applicable portion of the Total Merger Consideration, if any.  Upon surrender by a holder of a Certificate for cancellation to Parent, together with such Letter of Transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by Parent), the holder of such Certificate shall be entitled to receive in exchange therefor, subject to Section 2.11.5, the consideration, if any, provided for herein and the Certificate so surrendered shall thereafter be canceled.  If payment of any portion of the Total Merger Consideration is to be made to any Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (y) the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer in accordance with Section 2.11.2 and (z) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the applicable portion of the Total Merger Consideration to a Person other than the registered holder of such Certificate surrendered or shall have established to the reasonable satisfaction of Parent that such Tax either has been paid or is not applicable.  After the Effective Time, each Certificate shall represent only the right to receive the applicable portion of the Total Merger Consideration, as contemplated by this ARTICLE II.

(b)        On or prior to the Closing Date, the Company shall deliver to each holder of a Company Option an Option Termination Agreement.

2.11.2        Transfer Books; No Further Ownership Rights in Company Stock.  The Closing Merger Consideration paid in respect of shares of Company Capital Stock (together with the contingent right to receive, if, when and to the extent payable, the Base Merger Delayed Consideration and the Contingent Consideration) upon the surrender for exchange of Certificates in accordance with the terms of this ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Capital Stock previously represented by such Certificates and at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock that were outstanding immediately prior to the Effective Time.  If, at any time after the Effective Time, Certificates are presented to Parent or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.11.3        Lost, Stolen or Destroyed Certificates.  If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of the fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, , such Person will indemnify against any claim that may be made with respect to such Certificate, Parent shall pay, subject to Section 2.11.5, in exchange for such lost, stolen or destroyed Certificate, the applicable portion of the Total Merger Consideration to be paid in respect of the shares of Company Capital Stock formerly represented by such Certificate, as contemplated by this ARTICLE II.  Notwithstanding anything in this Agreement to the contrary, Parent shall not be obligated or required to post a bond for any Holder for any reason in connection with a lost, stolen or destroyed Certificate or otherwise.

2.11.4        No Liability.  Notwithstanding anything in this Agreement to the contrary, none of the Parties shall be liable to any Person for any portion of the Total Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

2.11.5        Withholding Taxes.  Parent, the Company and the Surviving Corporation shall deduct and withhold from any payment payable to a Holder under this Agreement and shall pay to the appropriate Taxing Authority such amounts that are required to be deducted and withheld with respect to the making of such payment under any Tax Law.  To the extent amounts are so withheld and paid to a Taxing Authority, the withheld amounts shall be treated for purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

Section 2.12        Adjustments.  Notwithstanding any provision of this ARTICLE II to the contrary (but without in any way limiting the covenants in Section 6.1 (Conduct of Business)), if between the date hereof and the Effective Time the outstanding shares of any class or series of Company Capital Stock are changed into a different number of shares or a different class or series by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the per share Total Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

Section 2.13        Aggregate Consideration.  Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate amounts to be paid to the Holders pursuant to this Agreement with respect to shares of Company Capital Stock exceed (a) in respect of the amounts payable at the Closing, the Closing Merger Consideration and (b) in respect of the amounts payable thereafter, the portion of the Base Merger Delayed Consideration and the Contingent Consideration, if any, payable to the Holders.

Section 2.14        Contingent Consideration.  In addition to the Base Merger Consideration, as adjusted, Parent shall pay certain contingent consideration (“Contingent Consideration”) as set forth below.

2.14.1        Contingent Consideration Definitions.  For purposes of Section 2.14, the following terms shall have the following meanings in this Section 2.14:

“Aggregate Net Sales” means cumulative Net Sales of Parent and its Affiliates of all Revenue Share Years.

“Annual Net Sales” means Net Sales during any given Revenue Share Year.

“De Facto Exclusivity” means, on a Revenue Product-by-Revenue Product and on a country-by-country basis, the period of time commencing upon the Effective Date and ending upon the date that a Third Party (i) has obtained approval for sale (if required) in that country for a product which contains the same active ingredient and which is approved for the same indication as a Revenue Product in that country, and (ii) has made at least one commercial sale for value of such product that is competitive with a Revenue Product in that country within six months prior to or after the calendar quarter in which Parent’s royalty calculation is being made, provided, however, that there shall be no De Facto Exclusivity in a particular country to the extent that such De Facto Exclusivity is primarily attributable to patent rights owned by, or licensed to, Parent, in such country.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

“EMA” means the European Medicines Agency or any successor entity thereto.

“First Commercial Sale” means, with respect to any Revenue Product in any country, the first sale on a commercial basis to a Third Party of such Revenue Product in such country after Regulatory Approval for such Revenue Product has been granted in such country.

“NDA” means a New Drug Application (as more fully defined in 21 C.F.R. 314.5 et seq. or its successor regulation) filed with the FDA.

“Net Sales” means, with respect to any Revenue Product following its Regulatory Approval, the gross amounts invoiced for sales of such Revenue Product by Parent, its Affiliates, or Sublicensee, as applicable (the “Selling Party”) anywhere in the world, less to the extent actually taken, paid, accrued, allowed, included, or allocated based on good faith estimate, in the gross sales prices with respect to such sales (and consistently applied as set forth below):

(a)        sales taxes, excise taxes, use taxes, VAT and duties paid by the Selling Party in relation to Revenue Product and any other equivalent governmental charges imposed upon the importation, use or sale of Revenue Product (excluding taxes when assessed on income derived from sales);

(b)        credits and allowances (actually allowed or paid) for defective or returned Revenue Product(s), including allowances for spoiled, damaged, outdated, rejected, returned, withdrawn or recalled Revenue Product(s);

(c)        governmental and other rebates and refunds (or equivalents thereof) granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), federal, state, provincial, local and other governments, their agencies and purchasers and reimbursers or to trade customers, in each case with respect to such Revenue Product;

(d)        actual bad debt expense (but not exceeding [***]% of Net Sales);

(e)        chargebacks and retroactive price reductions actually granted to the Third Party applicable to sales of such product; and

(f)        trade, cash, prompt payment and/or quantity discounts, actually allowed and taken directly by the Third Party, and mandated discounts.

Where a Revenue Product is sold in combination with other pharmaceutical products or active ingredients (collectively, “Combination Components”) the Net Sales applicable to such sale shall be calculated by multiplying the total Net Sales of such combined product by the fraction A/(A+B), where A is the sale price of the Revenue Product portion of such Combination Revenue Product when sold separately and B is the sale price of the other active ingredient(s) in such Combination Revenue Product when sold separately (and B may not exceed [***] for purposes of this calculation); provided, however, that if the Revenue Product portion of such Combination Revenue Product or any of the other active ingredients in such Combination Revenue Product is not then sold separately, then Parent shall calculate Net Sales of such Combination Revenue Products by the fraction C/C+D, where C is [***] and D is [***]. Notwithstanding anything to the contrary herein, (i) Annual Net Sales shall never be reduced by more than [***] percent ([***]%) for the purpose of calculating payments owed under 2.14.2(b) to be paid in accordance with Section 2.9.3, and (ii) Aggregate Net Sales shall not be reduced for any purpose when calculating payments due under 2.14.2(a)(ix)-(xiii) (i.e., milestones shall be achieved by Aggregated Net Sales of the product as a whole).

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Sales of Revenue Product(s) between or among Parent and its Affiliates or Sublicensees shall be excluded from the calculation of Net Sales and no payments shall be payable on such sales except where such Affiliates or Sublicensees are end users.  For the avoidance of doubt, sales of a Revenue Product for use in conducting clinical trials of such Revenue Product in a country in order to obtain the Regulatory Approval of such Revenue Product in such country shall be excluded from Net Sales calculations.  Also, notwithstanding anything to the contrary above, sales or transfers of a Revenue Product for any charitable purposes, compassionate use, named patient sales or free samples shall be excluded from Net Sales calculations.

“Phase I/II Study” means any human clinical trial of a Revenue Product conducted mainly to evaluate its safety that would satisfy the requirements of 21 C.F.R. § 312.21(a) or its non-United States equivalents, or a human clinical trial of a Revenue Product that uses information obtained from one or more previously conducted Phase 1 human clinical trials that is designed to provide a preliminary determination of safety of the Revenue Product in the target patient population over a range of doses and dose regimens.

“Phase III Study” means a pivotal clinical trial of a Revenue Product in human patients in order to establish the safety and efficacy of the Revenue Product for a particular indication, which study is prospectively designed to demonstrate with statistical significance that the Revenue Product is sufficiently safe and effective for use in the indication to support the filing of an application for approval to market such Revenue Product for such indication in any jurisdiction without the need to conduct additional clinical trials, as more fully described in US federal regulation 21 C.F.R. § 312.21(c) and its equivalents in other jurisdictions.

“Regulatory Approval” means any and all approvals, licenses, registrations or authorizations by a Governmental Authority in a country necessary for the development, manufacturing, use, storage, import, marketing and full commercial sale of a product in such country, including any necessary pricing and reimbursement approval.

“Regulatory Authority” means any Governmental Authority or other authority responsible for granting Regulatory Approvals for products, including the FDA, EMA and any corresponding national or regional regulatory authorities.

“Revenue Product” means a product, the manufacture, use, sale or import of which requires that Parent or the Surviving Corporation pay a royalty to its licensors pursuant to any of the License Agreements.

“Revenue Share Term” means, on a Revenue Product-by-Revenue Product and country-by-country basis, the period of time commencing upon First Commercial Sale and ending upon the later of (i) the date that Parent is no longer obligated to pay royalties to its licensors under the License Agreements; or (ii) the date that there is no longer any De Facto Exclusivity within such country.

“Revenue Share Year” means (a) the period of time commencing upon First Commercial Sale and ending on the first anniversary of the last day of the calendar month in which such falls and (b) each succeeding 12 month period thereafter.

“Sublicensee” means any person or entity other than an Affiliate of Parent to which Parent has granted a sublicense under any of the License Agreements.

“Third Party” means any person or entity other than Parent or an Affiliate of Parent or the Surviving Corporation or an Affiliate of the Surviving Corporation.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.14.2        Contingent Consideration Earnout.  Parent shall pay the following Contingent Consideration in accordance with Section 2.9.3:

(a)        Milestone Payments.  As additional consideration paid in respect of shares of Company Capital Stock pursuant to this Agreement, Parent shall pay the following additional amounts (each, a “Milestone Payment”) upon the achievement of the following events (each, a ”Milestone Event”) in accordance with Section 2.9.3:

	Milestone Event	Milestone Payment
(i)	Earlier to occur of (a) completion of successful Phase I/II Study for a Revenue Product and (b) first use or treatment of a Revenue Product in a human subject in a Phase III Study.

Under item (a), $[***], payable as follows:

$[***] is payable upon safety and efficacy endpoints that meet the minimal definition of success (i.e. Phase I/II Study data concluding that the Revenue Product is well‐tolerated and results in no serious adverse events) and establishes an effective and tolerable dose to advance to a Phase III Study;

and

$[***] is payable if, upon completion of the Phase I/II Study, the Revenue Product does not significantly increase circulating estrogen levels and the Surviving Corporation makes a determination of a dose for the definitive trials of Revenue Product safety and efficacy;

or, if (a) is not met then, alternatively,

Under item (b), $[***], payable upon first use or treatment of a Revenue Product in a human subject in a Phase III Study.

And for the avoidance of doubt, only $[***] is payable pursuant to this Milestone Event (i).

(ii)	Regulatory Approval to commence Phase III Study for a Revenue Product	$[***]
(iii)	Completion of first successful Phase III Study that meets criteria required for submission of an NDA for a Revenue Product	$[***]
(iv)	Completion of second successful Phase III study that meets criteria required for submission of an NDA for a Revenue Product	$[***]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(v)	NDA approval of a Revenue Product by the FDA

$[***], provided, however, if the Parent, its affiliates, or sublicensees is not required to perform one or more of the clinical studies listed above, such payments shall become due and payable upon FDA approval (for example, if FDA does not require two Phase 3 clinical trials, and a payment is not made pursuant to (vi) above, payment pursuant to this (vii) shall be $[***])

(vi)	Regulatory Approval in the European Union of a Revenue Product	$[***]
(vii)	First Regulatory Approval of a Revenue Product outside of United States and outside of the European Union	$[***]
(viii)	First Commercial Sale of a Revenue Product	$[***]
(ix)	Aggregate Net Sales of a Revenue Product reach USD $[***]	$[***]
(x)	Aggregate Net Sales of a Revenue Product reach USD $[***]	$[***]
(xi)	Aggregate Net Sales of a Revenue Product reach USD $[***]	$[***]
(xii)	Aggregate Net Sales of a Revenue Product reach USD $[***]	$[***]

Each Milestone Payment shall only be due once upon the first occurrence of any Milestone Event as indicated above.  The Milestone Events set forth in items (iii)-(xii) of Section 2.14.2(a) may be achieved by the Surviving Corporation, Parent or a Sublicensee in respect of Revenue Products.

(b)        Revenue Share Consideration.

(i)        Annual Net Sales.  As additional consideration paid in respect of shares of Company Capital Stock pursuant to this Agreement, Parent shall pay a revenue share on Parent’s and its Affiliates’ Net Sales for each Revenue Share Year during the Revenue Share Term as set forth in the table below in accordance with Section 2.9.3.  For clarity, Annual Net Sales for any given Revenue Share Year shall be aggregated for all Revenue Products in order to determine the applicable revenue share rate.

Revenue Share Rate	Annual Net Sales
[***]%	Less than USD $[***]
[***]%	Portion of Annual Net Sales between USD $[***] and less than $[***]
[***]%	Portion of Annual Net Sales between USD $[***] and $[***]
[***]%	Portion of Annual Net Sales greater than USD $[***]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(ii)        Revenue Share Stacking.  Except with respect to payments made by Parent to licensors pursuant to the License Agreements, if Parent or its Affiliate is a party to a royalty-bearing license agreement with any Third Party, which license is employed in the manufacture, use and/or sale of a Revenue Product, then Parent may reduce the revenue share rate applicable to such Revenue Product by [***]% for each [***]% of royalty rate payable to such Third Party; provided, however, that the revenue share rate otherwise due under this Agreement shall never be reduced by more than [***] percent ([***]%).

(iii)        License Agreements Revenue Share Offset.  Royalties paid by Parent or the Surviving Corporation to its licensors pursuant to the License Agreements (including without limitation royalties payable to the licensors based on Sublicensee sales) (“License Agreements Payments”), and fees paid by Parent or the Surviving Corporation to its licensors pursuant to the License Agreements based on income received from Sublicensees, are fully credible against all revenue share due under Section 2.14.2(b).

(iv)        De Facto Exclusivity.  On a country-by-country and Revenue Product-by-Revenue Product basis, once Parent and the Surviving Corporation is no longer obligated to pay royalties to its licensors under the License Agreements for such Revenue Product in such country, but there is De Facto Exclusivity for such Revenue Product in such country, then each revenue share rate set forth in the table above shall be reduced by one-half in that country for such Revenue Product during such period of De Facto Exclusivity.

(v)        One Revenue Share.  For clarity, only one revenue share shall be due with respect to the same unit of a Revenue Product.

(vi)        Sublicense Fees.  Parent shall pay [***] percent ([***]%) of royalties received by Parent and the Surviving Corporation from Sublicensees based on such Sublicensees’ Net Sales (“Sublicensee Revenue”) in accordance with Section 2.9.3, provided, however, that such amount shall never be less than [***] percent ([***]%) of such Sublicensee’s corresponding Net Sales.

2.14.3        Payment of Contingent Consideration.

(a)        All amounts to be paid in respect of Contingent Consideration (each such payment, a “Contingent Consideration Payment”), if any, shall be paid by Parent in accordance with the order of priority set forth in Sections 2.9.1, 2.9.2 and 2.9.3 hereof.

(b)        The Contingent Consideration, if any, to be paid in accordance with Section 2.9.3 shall be paid in U.S. Dollars by wire transfer or electronic funds transfer of immediately available funds by Parent to the Holders, as follows:

(i)        Notification and Payment of Milestone Event.  Parent shall promptly notify the Holders’ Representatives after a Milestone Event has been achieved.  Within 30 Business Days of notification by Parent to the Holders’ Representatives of the realization of a Milestone Event, Parent shall provide to the Holders’ Representatives a schedule setting forth the amounts of the Contingent Consideration Payments to be paid to each Holder and any other payments required pursuant to Sections 2.9.1, 2.9.2 and 2.9.3 (the “Contingent Payment Schedule”). Within 5 Business Days of the receipt of such Contingent Payment Schedule by the Holders’ Representatives, the Holders’ Representatives shall provide a written response to Parent stating whether the Holders’ Representatives agree with or object to the Contingent Payment Schedule.  If the Holders’ Representatives agree with such Contingent Payment Schedule or if the Holders’ Representatives fail to provide a written response to Parent within such 5 Business Day period, then within 2 Business Days of receipt of the Holders’ Representatives’ acceptance or the expiration of the 5 Business Day Period without a response, Parent shall pay or cause to be paid the corresponding Milestone Payment in accordance with the Contingent Payment Schedule. If the Holders’ Representatives timely object to the Contingent Payment Schedule, then Parent and the Holders’ Representatives shall attempt in good faith for 10 Business Days to resolve such dispute.  If Parent and the Holders’ Representatives reach an agreement with respect to the Contingent Payment Schedule, then within 2 Business Days of such agreement, Parent shall pay or cause to be paid the corresponding Milestone Payment in accordance therewith.  If

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Parent and the Holders’ Representatives are unable reach an agreement within 20 Business Days after receipt by the Holders’ Representatives of the Contingent Payment Schedule, the disputed items shall be resolved by the Accounting Firm, and any determination by the Accounting Firm shall be final.  The Accounting Firm shall resolve any disputed items with respect to the Contingent Payment Schedule within 30 days of having the item referred to it pursuant to such procedures as it may require.  The costs, fees and expenses of the Accounting Firm shall be deducted and paid from the Contingent Consideration Payment that is payable in accordance with this Section 2.14.3. Parent shall pay or cause to be paid the corresponding Milestone Payment within 2 Business Days of receipt of the determination by the Accounting Firm.

(ii)        Reports and Payment of Revenue Share.  On a Revenue Product-by-Revenue Product basis, commencing upon First Commercial Sale and until expiration or termination of the Revenue Share Term, Parent shall prepare and deliver to the Holders’ Representatives a revenue share report of the sales of Revenue Products by Parent and its Affiliates made, and of Sublicensee Revenue received, for each calendar quarter, within 60 days of the end of such calendar quarter, specifying (1) all Sublicensee Revenue received; and (2) in the aggregate and on a Revenue Product-by-Revenue Product and country by country basis: (a) total gross amounts for Revenue Products sold or otherwise disposed of by Parent and its Affiliates; (b) amounts deducted in accordance with the definition of Net Sales from such gross amounts to calculate Net Sales; (c) Net Sales; (d) revenue share based on such Net Sales; (e) License Agreements Payments credited against such revenue share; (f) Aggregate Net Sales to date; and (g) revenue share payable in accordance with Section 2.9.3.  The revenue share and Sublicensee Revenue will be payable following the procedures set forth in Section 2.14.3(b)(i) above and the date on which any such revenue share and Sublicensee Revenue are payable shall be referred to as the “Revenue Share Delivery Date”.

(c)        Currency Conversion.  In the case of Net Sales outside the United States, for purposes of paying the revenue share hereunder, payments received by Parent and its Affiliates will be expressed in the U.S. Dollar equivalent calculated on a quarterly basis in the currency of the country of sale and converted to their U.S. Dollar equivalent using the average rate of exchange over the applicable calendar quarter to which the sales relate, in accordance with the rate of exchange for such currency reported in The Wall Street Journal, Internet U.S. Edition at www.wsj.com, as of the last day of the applicable reporting period (or, if unavailable on such date, the first date thereafter on which such rate is available).

(d)        Records and Audits.  Parent will keep complete and accurate records of the underlying revenue data relating to the calculations of Parent’s and its Affiliates’ and Sublicensees’ Net Sales generated in the then current calendar year and during the preceding 3 calendar years.  The Holders’ Representatives may, once annually at their own expense, have a nationally recognized, independent, certified public accounting firm, selected by them and subject to Parent’s prior written consent (which shall not be unreasonably withheld), review any such records of Parent and its Affiliates and Sublicensees (the “Audited Party”) in the location(s) where such records are maintained by the Audited Party upon reasonable written notice (which shall be no less than 30 days’ prior written notice) and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of the payments made under Section 2.14.3(b)(ii) within the 24 month period preceding the date of the request for review.  No calendar year will be subject to audit under this Section 2.14.3(d) more than once.  The Audited Party will receive a copy of each such report concurrently with receipt by the Holders’ Representatives.  Should such audit certify a discrepancy to the Holders’ detriment, the Audited Party will, within 45 days after receipt of such report from the accounting firm, pay any undisputed amount of the discrepancy.  The Holders will pay the full cost of the review unless the underpayment of amounts due to the Holders is certified to be greater than five percent (5%) of the amount due for the entire period being examined, in which case the Audited Party will pay the cost charged by such accounting firm for such review.  Should the audit lead to the discovery of a discrepancy to the Audited Party’s detriment, the Audited Party may credit the amount of the discrepancy, without interest, against future payments payable under this Agreement, and if there are no such payments payable, then the Holders shall pay to the Audited Party the amount of the discrepancy, without interest, within 45 days of the Holder’s Representative receipt of the report.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(e)        Equity Consideration.  Each Contingent Consideration Payment to be paid by Parent under this Section 2.14 may be paid, at Parent’s sole discretion, in cash as set forth above, or in shares of Parent’s common stock (the “Contingent Consideration Shares”), as determined pursuant to the following formula.  If Parent elects to deliver all or a portion of a Contingent Consideration Payment in the form of Contingent Consideration Shares (each such payment, a “Contingent Equity Consideration Payment”), the total number of Contingent Consideration Shares payable in connection with such Contingent Equity Consideration Payment shall be equal to the number obtained by dividing (i) the respective Contingent Consideration  Payment amount to be paid in Contingent Consideration Shares by (ii) the average closing price of Parent common stock on the Nasdaq Capital Market for the 30 consecutive trading days prior to the date two Business Days prior to either (x) the achievement of such Milestone Event or (y) the Revenue Share Delivery Date, as applicable.  The Contingent Consideration Shares shall be registered, fully transferable, fully paid and non-assessable on the date of issuance.

2.14.4        Right to Set-off.  Parent shall have the right to withhold and set off against any amount otherwise due to be paid pursuant to this Section 2.14 the amount of (i) any Closing Offset pursuant to Section 2.9.2 and (ii) any Losses to which any Parent Indemnified Persons may be entitled under Article VIII of this Agreement.

Section 2.15        Diligent Efforts.  From and after the Closing, Parent (itself or through the Company or any of their respective Affiliates or sublicensees) shall use commercially reasonable efforts to bring the Revenue Product to market through a thorough diligent development program for commercial exploitation of the Company Intellectual Property Rights during the term of the License Agreements.

ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

For purposes of these representations and warranties (other than those in Sections 3.1.3, 3.2, 3.3, and 3.4), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.  As a material inducement to Parent and Merger Sub to enter into this Agreement and effect the Merger, with the understanding that Parent and Merger Sub are relying thereon in entering into this Agreement and consummating the Transactions (including the Merger), the Company hereby represents and warrants as of the date hereof and as of the Closing Date to Parent and Merger Sub as follows:

Section 3.1        Organizational Matters.

3.1.1        Valid Existence; Good Standing.  The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and, except as set forth in Schedule 3.1.1, has all requisite power and authority to own or lease all of its properties and assets and to carry on its business as now or currently proposed to be conducted.  The Company is duly licensed or qualified to do business and is in good standing under the laws of each jurisdiction set forth in Schedule 3.1.1, which represent all of the jurisdictions in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or licensed by it makes such licensing or qualification necessary.

3.1.2        Operations.  The Company has no employees outside of Massachusetts and no consultants outside of New Jersey and North Carolina.

3.1.3        Subsidiaries.  Schedule 3.1.3 sets forth a true, correct and complete list of the Company’s Subsidiaries.  Each of the Company’s Subsidiaries has been duly formed or organized, is validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all requisite power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted or as currently proposed to be conducted.  Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing under the Laws of each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or licensed by it makes such licensing or qualification necessary.  The outstanding capital stock, membership interests, partnership interests or other equity or voting interests, as the case may be, of each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

in violation of, any preemptive right.  The Company or one of its wholly owned Subsidiaries owns of record and beneficially all the issued and outstanding capital stock, membership interests, partnership interests or other equity or voting interests, as the case may be, of such Subsidiaries free and clear of any Liens other than Permitted Liens.  There are no authorized or outstanding options, warrants, rights, subscriptions, agreements or obligations to issue any shares of capital stock, membership interests, partnership interests or other equity interests nor any other securities convertible into or exchangeable or exercisable for shares, membership interests, partnership interests or other equity interests in any Subsidiary of the Company.  Except as set forth in Schedule 3.1.3, the Company does not own and never has owned, directly or indirectly, any shares of capital stock, voting securities, or equity interests in any Person.  The Company has no obligation to make an investment (in the form of a purchase of equity securities, loan, capital contribution or otherwise) directly or indirectly in any Person.

3.1.4        Corporate Documents.  The Company has delivered to Parent true and complete copies of the Company Charter and the bylaws of the Company in each case as the same may have been amended from time to time (collectively, the “Company Charter Documents”).  All such Company Charter Documents are unmodified and in full force and effect and the Company is not in violation of any provision of the Company Charter Documents.  The Company’s Board of Directors has not proposed or approved any amendment of any of the Company Charter Documents.  The Company has made available to Parent and its representatives true and complete copies of the stock ledger of the Company and of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the Stockholders, the Board of Directors and each committee of the Board of Directors of the Company held since the Company’s inception.

3.1.5        Officers and Directors.  Schedule 3.1.5 lists all of the directors and officers of the Company as of the date hereof.

Section 3.2        Authority; Noncontravention; Voting Requirements.

3.2.1        Power and Authority.  The Company has all necessary power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to perform all of its obligations thereunder and to consummate the Transactions (including the Merger).

3.2.2        Due Authorization of Agreement.  The Company’s Board of Directors, at a meeting duly called and held pursuant to the DGCL, has unanimously (a) approved and declared advisable and in the best interests of the Company and its Stockholders the Transaction Agreements and the Transactions (including the Merger) and (b) resolved to recommend that the Stockholders adopt this Agreement and approve the Merger.  The execution, delivery and performance by the Company of this Agreement and the Transaction Agreements to which it is a party and the consummation by it of the Transactions (including the Merger) have been duly authorized by the Company’s Board of Directors and no other action on the part of the Company’s Board of Directors or its Stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Transaction Agreements to which it is a party and the consummation by it of the Transactions (including the Merger) except for the Company Stockholder Approval pursuant to the Written Consents.  The affirmative vote (in person or by proxy) or written consent of the holders of a majority of the outstanding shares of Company Capital Stock (voting together as a single class on an as-converted to common stock basis) and the affirmative vote (in person or by proxy) or written consent of the holders of a majority of the outstanding shares of Company Preferred Stock voting in favor of the adoption of this Agreement (collectively, the ”Company Stockholder Approval”) are the only votes or approvals of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement.

3.2.3        Valid and Binding Agreements.  This Agreement and each of the other Transaction Agreements to which the Company is a party have been duly executed and delivered by the Company.  Assuming due authorization, execution and delivery of this Agreement and the other Transaction Agreements by the other Parties hereto and thereto, this Agreement constitutes and the other Transaction Agreements shall, when executed and delivered, constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.2.4        No Conflict.  Except as set forth in Schedule 3.2.4, neither the execution and delivery by the Company of this Agreement and any Transaction Agreement to which the Company is a party nor the consummation of the Transactions (including the Merger), nor compliance by the Company with any of the terms hereof or thereof, shall conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit or result in the creation of any Lien upon any of the properties or assets of the Company (any such event, a “Conflict”) under (i) any provision of the Company Charter Documents or any resolutions adopted by the Company’s Board of Directors or Stockholders, (ii) any Contract to which the Company is a party or by which any of its properties or assets may be bound or affected, or (iii) any Permit issued to the Company or any Order or Law applicable to the Company or any of its properties or assets (whether tangible or intangible).  Except as set forth in Schedule 3.2.4, following the Closing Date, the Company shall continue to be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the Transactions contemplated by this Agreement not occurred.

Section 3.3        Capitalization.

3.3.1        Authorized and Issued Securities.  The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock.  The capitalization of the Company is as follows: (a) 3,625,000 shares of Company Common Stock are issued and outstanding, (b) no shares of Company Common Stock are held by the Company in its treasury, (c) 235,000 shares of Company Common Stock are subject to outstanding options under the Company Option Plan, (d) no outstanding options have been issued outside the Company Option Plan, (e) 901,000 shares of Company Preferred Stock are issued and outstanding, all of which are designated as Series A Preferred Stock, (f) no shares of Company Preferred Stock are subject to outstanding options under the Company Option Plan and (g) a sufficient number of shares of Company Common Stock is available for issuance upon exercise of outstanding options under the Company Option Plan and upon conversion of the Company Preferred Stock into Company Common Stock. No Company Option has a per share exercise price that is greater than the Common Per Share Consideration.  Each share of Company Preferred Stock is currently convertible into one share of Company Common Stock.  Except as set forth in this Section 3.3.1, there are no and as of the Effective Time there shall be no, shares of Company Capital Stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Capital Stock.

3.3.2        Ownership of Stock and Options.  Schedule 3.3.2 sets forth a complete and accurate list of each of the record holders of (a) each class or series of the Company Capital Stock and the number of shares of each such class or series the Company Capital Stock held by each holder as of the date hereof and the number of shares or other securities into which such Company Capital Stock is convertible, listed by class and series and (b) all Company Options and the exercise price, date of grant and number of shares of Company Common Stock into which such Company Option are exercisable by each such Holder as of the date hereof and the vesting schedules of each such Company Option (noting specifically any options subject to vesting acceleration upon the Merger or certain terminations of service following the Merger). All issued and outstanding shares of Company Capital Stock are owned of record and beneficially, as set forth in Schedule 3.3.2, and are free and clear of all Liens.

3.3.3        Valid Issuance; No Preemptive or Other Rights.

(a)        All issued and outstanding shares of Company Capital Stock (i) are and all shares of Company Capital Stock that may be issued pursuant to the exercise of Company Options and the conversion of outstanding shares of any class or series of Company Preferred Stock shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and (ii) except as set forth in Schedule 3.3.3, are not subject to, nor were issued in violation of, any preemptive rights, rights of first offer or refusal, co-sale rights or similar rights arising under applicable Law or pursuant to the Company Charter

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Documents, or any Contract to which the Company is a party or by which it is bound and have been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal, state and foreign securities Laws.  Each option granted under the Company Option Plan was duly authorized by all requisite corporate action on a date no later than the grant date and has an exercise price per share at least equal to the fair market value of a share of Company Common Stock on the grant date. The Company is not under any obligation to register any of its presently outstanding securities, or securities issuable upon exercise or conversion of such securities, under the Securities Act or any other Law.

(b)        The rights, preferences and privileges of the Company Capital Stock are as set forth in the Company Charter.  Other than those accruing to the Company’s outstanding Series A Preferred Stock, if any, there is no liability for dividends accrued and/or declared but unpaid with respect to the outstanding Company Capital Stock.  The Company is not subject to any obligation to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any other voting securities or equity interests (or any options, warrants or other rights to acquire any shares of Company Capital Stock, voting securities or equity interests) of the Company.  Except as provided for in this Agreement or set forth in Schedule 3.3.3, there are no voting trusts or other agreements or understandings with respect to the voting of the Company Capital Stock.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company.

(c)        True and complete copies of all form agreements and instruments (and any amendments thereto, if applicable) relating to or issued under the Company Option Plan and the Management Incentive Plan have been delivered to Parent; there are no agreements to amend, modify or supplement such agreements or instruments from the forms thereof provided to Parent; and all equity grants under the Company Option Plan have been made pursuant to agreements and instruments and do not deviate from such form agreements and instruments.

Section 3.4        No Consents or Approvals.  Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no consents or approvals of, filings with, or notices to any Governmental Authority or Person are required to be made or obtained by the Company for the valid execution, delivery and performance of this Agreement or the other Transaction Agreements to which it is a party and the consummation of the Transactions (including the Merger), except for those set forth in the documents on Schedule 3.4 and pursuant to the Company’s corporate charter.

Section 3.5        Financial Matters.

3.5.1        Financial Statements.

(a)        Schedule 3.5.1 sets forth the following financial statements of the Company (collectively, the “Financial Statements”): the unaudited balance sheets and related unaudited statements of income, cash flows and stockholders’ equity as of and for the fiscal years ended 2015, 2016 and 2017 (the “Balance Sheet Date”) (such unaudited financial statements, collectively, the “Unaudited Financial Statements”) and the unaudited balance sheet and the related unaudited statements of income, cash flows and stockholders’ equity as of and for the one-month period ended January 31, 2018 (the “Interim Balance Sheet” and such date the “Interim Balance Sheet Date”).

(b)        The books and records of the Company (i) have been and are being maintained in accordance with GAAP and (ii) are complete, properly maintained and do not contain or reflect any material inaccuracies or discrepancies.

3.5.2        Fair Presentation.  The Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby.  The Financial Statements fairly present the financial condition of the Company as of such dates and the results of operations of the Company for such periods, and were derived from and are consistent with the books and records of the Company; provided, however, that the Financial Statements as of and for the period ended on the Interim Balance Sheet Date are subject to normal year-end adjustments (which shall not be material individually or in the aggregate).  Since January 1, 2015, the Company has not effected any material change in any method of accounting or accounting practice.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.5.3        No Undisclosed Liabilities.  Except as set forth in Schedule 3.5.3, the Company does not have any Liabilities that are not reflected or reserved against on the face of (and not in the notes to) the Financial Statements, except Liabilities (a) incurred by the Company in connection with the preparation, execution, delivery and performance of the Transaction Agreements and included in the Company Transaction Expenses or (b) which have arisen in the Ordinary Course of Business since the Interim Balance Sheet Date.

3.5.4        Bank Accounts.  Schedule 3.5.4 sets forth an accurate list and summary description (including name and address) of each bank and other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box and the names of the persons having signing authority or other access thereto.  All cash in such accounts is held in demand deposits and is not subject to any restriction as to withdrawal.

3.5.5        Company Debt.  Except as set forth in Schedule 3.5.5, there is no Company Debt.  With respect to each item of Company Debt, Schedule 3.5.5 accurately sets forth the name of the creditor, the Contract under which such debt was issued, the name and address of the creditor, the principal amount of the debt and a description of the collateral if secured.

Section 3.6        Absence of Certain Changes or Events.  Since the Interim Balance Sheet Date, (a) there have not been any events, changes, occurrences or circumstances that, individually or in the aggregate, have had or could reasonably be expected to have a Company Material Adverse Effect and (b) there has not occurred any material damage, destruction or loss (whether or not covered by insurance) of any material asset of the Company that adversely affects the use thereof.  Since the Interim Balance Sheet Date, the Company has been operated in the Ordinary Course of Business.  Without limiting the foregoing, since the Interim Balance Sheet Date, the Company has not taken any action described in Section 5.1 that if taken after the date hereof and prior to the Effective Time would violate such provision.

Section 3.7        Legal Proceedings.  Except as set forth in Schedule 3.7, since January 1, 2013, there have not been and there are no pending or, to the Knowledge of the Company, threatened, Actions, in either case, by or against the Company, its properties or assets or any of the Company’s officers or directors in their capacities as such, nor, to the Company’s Knowledge, are there any circumstances that would constitute a basis therefor.

Section 3.8        Compliance with Laws; Permits.  The Company is and has at all times been, in compliance in all material respects with all Laws applicable to the Company or any of its properties, assets, business or operations.  The Company holds all Permits necessary to conduct its business and own, lease and operate its properties and assets and all such Permits are in full force and effect.  The Company is and has always been, in compliance in all material respects, with the terms of all Permits necessary to conduct its business and to own, lease and operate its properties and facilities.  Schedule 3.8 sets forth a list of all material Permits that are held by the Company.  The Company has not received notice from any Governmental Authority or other Person claiming or alleging that the Company was not in compliance with all Laws applicable to the Company or its business or operations; the Company has not been assessed a material penalty with respect to any alleged failure by the Company to have or comply with any Permit; and the Company has no Knowledge of a Governmental Authority considering the amendment, termination, revocation or cancellation of any Permit held by the Company.

Section 3.9        Taxes.  Except as set forth in Schedule 3.9 hereto:

3.9.1        Except as set forth in Schedule 3.9.1, the Company has timely paid all Taxes owed by the Company (without regard to whether or not such Taxes are or were disputed), whether or not shown on any Tax Return.  Since December 31, 2016, the Company has incurred no Liability for Taxes arising outside of the Ordinary Course of Business.  There are no Liens for Taxes (other than Taxes not yet due and payable on any of the assets of the Company).  The Company is not subject to any currently effective waiver of any statute of limitations in respect of Taxes nor has it agreed to any currently effective extension of time with respect to a Tax assessment or deficiency.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.9.2        The Company has timely filed all Tax Returns that are required to have been filed by or with respect to the Company.  All such Tax Returns were, when filed, true, correct and complete in all material respects and were prepared in compliance in all material respects with all applicable Laws.  The Company is not the beneficiary of any currently effective extension of time within which to file any Tax Return.  The Company has not received written notice of a claim by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction and, to the Company’s Knowledge, there is no such claim outstanding or pending.

3.9.3        The Company has timely and properly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee, Consultant, creditor, Stockholder, or any other Person.

3.9.4        The Company has made available to Parent correct and complete copies of all federal and state income Tax Returns and all examination reports and statements of deficiencies filed, or assessed against and agreed to, by the Company with respect to Taxes for all taxable periods ending on or after December 31, 2015.

3.9.5        Schedule 3.9.5 lists all jurisdictions (whether foreign or domestic) in which the Company pays Taxes and describes the nature of the Taxes paid by the Company.

3.9.6        All Taxes (including sales tax, use tax and VAT) that were required to be collected or self-assessed by the Company have been duly collected or self-assessed, and all such amounts that were required to be remitted to any Taxing Authority have been duly remitted, and the Company has timely complied with all reporting requirements with respect thereto.

3.9.7        Except as set forth in Schedule 3.9.7, the Company has never (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes or (ii) made a similar election under any comparable provision of any state, local or non-U.S. Tax Law.

3.9.8        No deficiencies for any Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company and there is no outstanding audit, assessment, dispute or claim concerning any Tax liability of the Company either within the Company’s Knowledge or claimed, pending or raised by any Taxing Authority in writing.

3.9.9        The Company (A) is not nor has never been a member of an affiliated group (other than a group the common parent of which is Company) filing a consolidated federal income Tax Return or (B) has no liability for Taxes of any person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise (other than pursuant to the provisions of a contract entered into in the Company’s Ordinary Course of Business the principal purpose of which is unrelated to Taxes).

3.9.10        The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

3.9.11        The Company shall not be required to include an item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any:  (a) change in method of accounting requested prior to the Effective Time; (b) agreement entered into with any Taxing Authority prior to the Effective Time; (c) installment sale or open transaction disposition made prior to the Effective Time; (d) prepaid amounts received or paid on or prior to the Effective Time; (e) intercompany transaction occurring prior to the Effective Time or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of any state, local, or foreign income Tax Laws) arising prior to the Effective Time; or (f) deferral of income under Section 108(i) of the Code as a result of any reacquisition of a debt instrument occurring prior to the Effective Time.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.9.12        The Company has not distributed stock of another Person, nor, to the Company’s Knowledge, has its stock been distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

3.9.13        Notwithstanding anything to the contrary in this Agreement, it is agreed and understood that (i) no representation or warranty is made by the Company in this Agreement in respect of Tax matters, other than the representations and warranties set forth in this Section 3.9 and Section 3.10, (ii) the representations and warranties in this Section 3.9 other than Sections 3.9.4 and 3.9.11 refer only to activities on or prior to the Closing Date and shall not serve as representations and warranties regarding, or a guarantee of, nor can they be relied upon with respect to, Taxes attributable to any Tax period (or portion thereof) beginning, or Tax positions taken, after the Closing Date, and (iii) no representations or guarantees are made with respect to the amount or availability of any Tax attributes of the Company, including, without limitation, net operating losses, capital losses, built-in losses, tax credits or similar items of the Company after the Closing Date.

Section 3.10        Employee Benefits and Labor Matters.

3.10.1        Plans and Arrangements.  Schedule 3.10.1 sets forth a true and complete list of all Company Plans together with a brief description of the type of plan and benefit provided thereunder.  The Company has provided or made available to Parent a current, accurate and complete copy (including amendments) of each Company Plan, or a copy of the representative form agreement thereof, and written descriptions of all non-written Company Plans.  None of the Company Plans provides for post-employment life or health coverage for any participant or any beneficiary of a participant, except as may be required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar state law and at the expense of the participant or the participant’s beneficiary.  All contributions required to have been made under any of the Company Plans or by Law (without regard to any waivers granted under Section 412 of the Code), have been timely made.  There are no unfunded liabilities or benefits under any Company Plans that are not reflected in the Financial Statements.

3.10.2        ERISA.  No Company Plan is subject to Title IV of ERISA or is otherwise a Defined Benefit Plan as defined in Section 3(35) of ERISA (a “Title IV Plan”) and neither the Company nor any other entity (whether or not incorporated) that, together with the Company, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA (each an “ERISA Affiliate”) has incurred any liability pursuant to Title IV of ERISA that remains unsatisfied.  Neither the Company nor any ERISA Affiliate has sponsored, contributed or had an obligation to contribute, to any Title IV Plan, or any money purchase pension plan subject to Section 412 of the Code, within the past six years.  No Company Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA.

3.10.3        Conformity with Laws.  All Company Plans have been established, operated and maintained in accordance with their terms and with all applicable provisions of ERISA, the Code and other Laws.  All amendments and actions required to bring the Company Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable Laws have been made or taken, except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Effective Time.  There are no pending Actions arising from or relating to the Company Plans (other than routine benefit claims), nor does the Company have any Knowledge of facts that could form or could reasonably be expected to form the basis for any such Action.

3.10.4        Employment Matters.

(a)        The Company has delivered to Parent a true and complete listing of the Employees and the Consultants.  Other than as fully reflected or specifically reserved against in accordance with GAAP in the Financial Statements (or as otherwise expressly permitted or required pursuant to this Agreement), neither the Company nor any Holder has paid or promised to pay any bonuses, commissions or incentives to any Employee or Consultant.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(b)        Except as set forth in Schedule 3.10.4(b):

(i)        the Company has paid to each applicable Employee the entire amount of the bonus, if any, earned by such Employee for the year ended 2017 and no remaining bonus amounts for the year ended 2017, payable to any Employee, remain unpaid as of the Closing Date; and

(ii)        since the Company’s inception, (A) the Company has paid or made provision for payment of all salaries and wages, which are payable by the Company to any Employees, accrued through the Closing Date and is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, immigration, wages, hours and benefits, non-discrimination in employment, workers compensation, the collection and payment of withholding and/or payroll taxes and similar Taxes, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Employment Opportunity Act of 1972, ERISA, the Equal Pay Act, the National Labor Relations Act, the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Vietnam Era Veterans Reemployment Act, the Family and Medical Leave Act and any and all similar applicable state and local Laws; and (B) the Company has not been engaged in any unfair employment practice.

3.10.5        Effect of Transaction.  With the exception of payments to be made pursuant to the Management Incentive Plan, neither the execution and delivery of the Transaction Agreements by the Company nor the consummation of the Transactions (including the Merger) by the Company, shall result in (a) any payment becoming due to any Employee, (b) the provision of any benefits or other rights to any Employee, (c) the increase, acceleration or provision of any payments, benefits or other rights to any Employee, whether or not any such payment, right or benefit would constitute a “parachute payment” within the meaning of Section 280G of the Code, or (d) require any contributions or payments to fund any obligations under any Company Plan.

3.10.6        Compliance with Section 409A of the Code.  To the extent that any Company Plan is a “Nonqualified Deferred Compensation Plan,” as such term is defined in Section 409A of the Code, such Company Plan is in documentary and operational compliance with Section 409A of the Code and all applicable guidance issued by the IRS thereunder.  Each Company Option is exempt from or in compliance with the requirements of Section 409A of the Code.

Section 3.11        Environmental Matters. The Company is and at all times has been, in compliance in all material respects with all applicable Environmental Laws.  There is no Action relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company.  The Company has not received any written notice of, or entered into, or assumed by Contract or operation of Law, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws.  To the Knowledge of the Company, there are no facts, circumstances or conditions existing with respect to the Company or any property or facility to or at which the Company transported or arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company incurring any Environmental Liability.

Section 3.12        Contracts.

3.12.1        Specified Material Contracts.  The Company is not a party to, does not have any obligations, rights or benefits under and none of its assets or properties are bound by:

(a)        Except as set forth in Schedule 3.12.1(a), any Contracts that purport to limit, curtail or restrict the ability of the Company or its Affiliates to conduct business in any geographic area or line of business or restrict the Persons with whom the Company or any of its future Subsidiaries or Affiliates may do business;

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(b)        Except as set forth in Schedule 3.12.1(b), any Contracts that provide for an obligation or an anticipated obligation for a payment in excess of $2,000 for any individual or Person, including any Contracts with individuals providing for any commission-based payments in excess of such amount;

(c)        Except as set forth in Schedule 3.12.1(c), any voting agreements or registration rights agreements relating to Company Capital Stock to which the Company is a party;

(d)        Except as set forth in Schedule 3.12.1(d), any Contract with any supplier or provider of goods or services that are incorporated into any Product involving consideration in excess of $2,000 in the current or either of the two previous fiscal years;

(e)        Except as set forth in Schedule 3.12.1(e), any Contract (other than as set forth above) that is material to the Company’s Products or necessary to utilize the Company’s Intellectual Property Rights, including, but not limited to, any Contracts that if terminated would have potential to have a Company Material Adverse Effect on the Company’s ability to utilize the Company’s Intellectual Property Rights; and

(f)        Except as set forth in Schedule 3.12.1(f), any Contract to enter into or negotiate the entering into of any of the foregoing.

3.12.2        Documentation.  The Company is not party to any oral Material Contracts and has previously made available to Parent true and complete copies of each written Material Contract (as defined below), together with any and all amendments, supplements and “side letters” thereto.

3.12.3        Status of Material Contracts.  Each of the Contracts required to be listed in Schedule 3.12.1 and each of the IP Contracts (collectively, the “Material Contracts”) is valid and binding on the Company and in full force and effect and, assuming due execution and delivery by the other parties thereto, is enforceable in accordance with its terms by the Company.  The Company is not in breach or default under any Material Contract, nor does any condition exist that, with notice or lapse of time or both, would constitute a breach or default in any respect thereunder by the Company or that would result in material liability to the Company.  To the Knowledge of the Company, (a) no other party to any Material Contract is in default thereunder and (b) no condition exists that with notice or lapse of time or both would constitute a default in any material respect by any such other party thereunder.  The Company has not received notice of any termination or cancellation of any Material Contract and to the Company’s Knowledge, no other party to a Material Contract has plans to terminate or cancel such Material Contract.  The Company has not and, to the Knowledge of the Company, no other party to any Material Contract has repudiated any material provision of any Material Contract.  The Company is not disputing and, to the Knowledge of the Company, no other party to such Material Contract is disputing, any material provision of any Material Contract.  None of the parties to any Material Contract is renegotiating any material amounts paid or payable to or by the Company under such Material Contract or any other material term or provision thereof.

Section 3.13        License Agreements.  The Company has not breached and to the Knowledge of the Company is not in breach or default under any License Agreement, nor does any condition exist that, with notice or lapse of time or both, would constitute a breach or default in any respect thereunder by the Company.  Neither the execution and delivery by the Company of this Agreement and any Transaction Agreement to which the Company is a party nor the consummation of the Transactions (including the Merger), nor compliance by the Company with any of the terms hereof or thereof, shall create a Conflict with any of the License Agreements.

Section 3.14        Real Property.  The Company does not own any real property, nor has the Company ever owned any real property, and the Company is not party to any lease, sublease, license or other Contract under which such real property is occupied or used.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 3.15        Intellectual Property.

3.15.1        Company IP.  The Company does not use, own, possess or control any Technology or Intellectual Property Rights material to the conduct of its business as currently conducted except for the Technology and Intellectual Property Rights licensed to the Company under the Inbound IP Contracts identified on Schedule 3.15.1.  The Company exclusively owns and has the right to use all Clinical Data free and clear of all Liens and does not use any Public Software.

3.15.2        Infringement.  Except as set forth in Schedule 3.15.2, neither the Company nor any of its predecessors has (i) received any written charge, complaint, claim, demand, or notice alleging infringement, dilution, misappropriation or violation of the Intellectual Property Rights of any Person (including any demand to refrain from using or to license any Intellectual Property Rights of any Person in connection with the conduct of the business) or (ii) agreed to, or has a contractual obligation to, indemnify any Person for or against any interference, infringement, dilution, misappropriation or violation with respect to any Intellectual Property Rights.

3.15.3        Scheduled IP.  Schedule 3.15.3 identifies all patents, patent applications, registered trademarks and copyrights, applications for trademark and copyright registrations, domain names, registered design rights and other forms of registered Intellectual Property Rights and applications therefor owned by or exclusively licensed to the Company (collectively, the ”Company Registrations”) and accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is 120 days after the Closing Date in order to maintain in full force and effect each Company Registration.  No interference, opposition, cancellation, reissue, reexamination, review or other Action, to the Knowledge of the Company, is pending or, to the Knowledge of the Company, threatened, in which the ownership, scope, validity or enforceability of any Company Intellectual Property Right is being contested or challenged.

3.15.4        IP Contracts.  Schedule 3.15.4 identifies each Contract under which the Company uses or licenses Technology or Intellectual Property Rights that are material to the operation of the business of the Company (other than Shrink Wrap Licenses) (the “Inbound IP Contracts”) or under which the Company has granted any Person any right or interest in Company Intellectual Property Rights including any right to use or access any item of Technology (the “Outbound IP Contracts,” and together with the Inbound IP Contracts, the “IP Contracts”).  Except as provided in the Inbound IP Contracts and Shrink Wrap Licenses, the Company does not owe any royalties or other payments for the use of any Intellectual Property Rights or Technology.

3.15.5        Inbound IP Contracts. With respect to the Inbound IP Contracts: (i) to the Knowledge of the Company, Company is the sole and exclusive licensee under each Inbound IP Contract; (ii) Company has not assigned, transferred, conveyed or otherwise encumbered any of its rights, title or interests under any Inbound IP Contract; (iii) to the Knowledge of the Company, there are no claims, judgments or settlements against or pending with respect to any Intellectual Property Rights licensed under any Inbound IP Contract; (iv) Company has not received written notice that any claims, judgments or settlements described in the prior clause are threatened; (v) to the Knowledge of the Company, no Intellectual Property Rights licensed under any Inbound IP Contract are subject of any pending interference, opposition, cancellation or patent protest; and (vi) to the Knowledge of the Company, no Third Party is infringing or misappropriating any of the Intellectual Property Rights licensed under any Inbound IP Contract.

Section 3.16        Insurance.  Schedule 3.16 sets forth a list of all policies of property, general liability, directors and officers, fiduciary, employment, title, workers’ compensation, environmental, product liability, cyber liability and other forms of insurance maintained by the Company and all pending outstanding claims against such insurance policies.  The Company has delivered to Parent complete and correct copies of all such policies, together with all endorsements, riders and amendments thereto.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 3.17        Related Party/Affiliate Transactions.  Except as set forth in Schedule 3.17, there are no Liabilities of the Company to any Related Party other than ordinary course, Employee- and director-related compensation and reimbursement Liabilities.  No Related Party has any interest in any property (real, personal or mixed, tangible or intangible) used by the Company in the conduct of its business.  The Company is not subject to any ongoing transactions pursuant to which the Company purchases any services, products, or Technology from, or sells or furnishes any services, products or Technology to, any Related Party.  All transactions pursuant to which any Related Party has purchased any services, products, or Technology from, or sold or furnished any services, products or technology to, the Company (each a “Related Party Transaction”) have been on an arms-length basis on terms no less favorable to the Company than would be available from an unaffiliated party.

Section 3.18        No Untrue Statements.  No statement by the Company contained in this Agreement, any Schedule to this Agreement, any other Transaction Agreement, any certificate delivered pursuant to this Agreement or otherwise made in connection with the Transactions (including the Merger) contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements therein contained not misleading.

Section 3.19        Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions (including the Merger) or any prior merger, acquisition or divestiture transaction based upon arrangements made by or on behalf of the Company or any of its Affiliates (any such fees, commissions and reimbursement expenses, the “Broker Fees”).  Notwithstanding anything in this Agreement to the contrary, there are no fees or expenses related to the Transactions (including the Merger) payable by the Company to any third party other than the Company Transaction Expenses.

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1        Organization, Standing and Corporate Power.  Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.

Section 4.2        Authority; Noncontravention.

4.2.1        Power; Enforceability.  Each of Parent and Merger Sub has all requisite corporate power and corporate authority to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations thereunder and to consummate the Transactions (including the Merger).  The execution, delivery and performance by each of Parent and Merger Sub of the Transaction Agreements to which it is a party and the consummation by Parent and Merger Sub of the Transactions (including the Merger), have been duly authorized and approved by their respective Boards of Directors (and prior to the Effective Time shall be adopted by Parent as the sole Stockholder of Merger Sub) and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of the Transaction Agreements to which it is a party and the consummation by it of the Transactions (including the Merger).  This Agreement has been and, when delivered at the Closing, the other Transaction Agreements to which Parent or Merger Sub is a party shall be, duly executed and delivered by Parent and Merger Sub.  Assuming due authorization, execution and delivery hereof by the other parties hereto and thereto, this Agreement constitutes and the other Transaction Agreements to which Parent or Merger Sub is a party shall, when delivered at the Closing, constitute, the legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

4.2.2        No Violations.  Neither the execution and delivery of the Transaction Agreements to which Parent or Merger Sub is a party, nor the consummation by Parent or Merger Sub of the Transactions (including the Merger), nor compliance by Parent and Merger Sub with any of the terms or provisions thereof, shall (a) violate any provision of the Charter Documents of Parent or Merger Sub or (b) assuming that the consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, (i) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets, or (ii) constitute a default under, result in the termination of or cancellation under, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub under, any of the terms, conditions or provisions of any material Contract to which Parent or Merger Sub is a party, except for such violations, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger, (a “Parent Material Adverse Effect”).

Section 4.3        Governmental Approvals.  Except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (b) such consents, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under applicable state securities laws or the rules and regulations of the Nasdaq Stock Market (in each case, if required), no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions (including the Merger), other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4        Ownership and Operations of Merger Sub.  Parent is the record owner of all of the outstanding capital stock of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 4.5        Availability of Funds.  Parent shall have available to it at the times required by this Agreement, sufficient funds to pay the Closing Merger Consideration, to make the other payments contemplated hereby and to consummate the Transactions (including the Merger).

Section 4.6        Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Affiliates.

ARTICLE V:  ADDITIONAL COVENANTS AND AGREEMENTS

Section 5.1        Conduct of Business.  Except as expressly permitted by this Agreement, or with the prior written consent of Parent, in its sole discretion or as required by applicable Law, from the date of this Agreement until the Effective Time or the earlier termination of this Agreement pursuant to ARTICLE VII (Termination), the Company shall, and shall cause the Representatives and Affiliates of the Company to, (a) conduct its business in in the Ordinary Course of Business and in compliance in all material respects with all applicable Laws, (b) maintain and preserve the License Agreements and continue to perform any and all obligations under the License Agreements in accordance with their respective terms, (c) maintain and preserve the goodwill of those having business relationships with the Company (including by using commercially reasonable efforts to maintain the value of its assets and technology and preserve its relationships with suppliers, distributors, strategic partners, licensors, licensees, regulators and others having business relationships with the Company) and (d) maintain in full force and effect all insurance policies described in Section 3.16.  Without limiting the generality of the foregoing, except as set forth in Schedule 5.1, until the Effective Time, the Company shall not:

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.1.1        issue, sell, grant, dispose of, amend any term of (with the exception of the termination of the Company Options), grant registration rights with respect to, pledge or otherwise encumber any shares of its capital stock or other equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or other equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity interests;

5.1.2        amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Option Plan or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;

5.1.3        redeem, purchase or otherwise acquire or cancel any of its outstanding shares of capital stock or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock or equity interests;

5.1.4        declare, set aside funds for the payment of or pay any dividend on, or make any other distribution (whether in cash, stock or property) in respect of, any shares of its capital stock or other equity interests or make any payments to the Stockholders in their capacity as such;

5.1.5        split, combine, subdivide, reclassify or take any similar action with respect to any shares of the Company’s capital stock;

5.1.6        form any Subsidiary;

5.1.7        incur, guarantee, issue, sell, repurchase, prepay or assume any (a) Company Debt, or issue or sell any options, warrants, calls or other rights to acquire any debt securities of the Company; (b) obligations of the Company issued or assumed as the deferred purchase price of property; (c) conditional sale obligations of the Company; (d) obligations of the Company under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (e) obligations of the Company for the reimbursement of any obligor on any letter of credit; and (f) obligations of the type referred to in clauses (a) through (e) of other Persons for the payment of which the Company is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations;

5.1.8        sell, transfer, lease, license, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction), any of its properties or assets;

5.1.9        make any capital expenditure or expenditures in excess of $2,000;

5.1.10        acquire or agree to acquire in any manner (whether by merger or consolidation, the purchase of an equity interest in or a material portion of the assets of or otherwise) any business or any corporation, partnership, association or other business organization or division thereof other than the acquisition of inventory and equipment in the Ordinary Course of Business;

5.1.11        make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance funds to any Person;

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.1.12        with respect to Contracts, (a) enter into, adopt, terminate, modify, renew or amend (including by accelerating material rights or benefits under) any Material Contract, (b) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any future Subsidiary of the Company, from engaging in any line of business or in any geographic area, (c) enter into any Contract that could be breached by, or require the consent of any third party in order to continue in full force following consummation of the Transactions (including the Merger), or (d) release any Person from, or modify or waive any material provision of, any confidentiality or non-disclosure agreement;

5.1.13        except as provided for in this Agreement or on Schedule 5.1.13, (a) hire or terminate any employees, (b) grant any bonus, benefit or other direct or indirect compensation to any director, Employee or Consultant other than in the Ordinary Course of Business, (c) increase the coverage or benefits available under or otherwise modify or amend or terminate any (or create any new) Company Plan, except as required by applicable Law or by the terms of any Company Plan, (d) other than in the Ordinary Course of Business, enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement to which the Company is a party (or amend any such agreement in any material respect) or enter into any agreement involving an Employee or Consultant, except, in each case, as required by applicable Law from time to time in effect or by the terms of any Company Plan or (e) enter into any Related Party Transaction;

5.1.14        except as set forth on Schedule 5.1.14, make, change or revoke any election concerning Taxes or Tax Returns, file any amended Tax Return or any Tax Return inconsistent with past practice, enter into any closing agreement or Contract with any Governmental Authority with respect to Taxes, settle any Tax claim or assessment or surrender any right to claim a refund of Taxes or request any Tax ruling or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes;

5.1.15        amend the Company Charter Documents;

5.1.16        adopt a plan or agreement for or carry out any complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than as required by the provisions of the Transaction Agreements;

5.1.17        pay, repurchase, prepay, discharge, settle or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $10,000, other than the payment, discharge, settlement or satisfaction in accordance with the terms of the Liabilities reflected in the Balance Sheet;

5.1.18        initiate, settle, agree to settle, waive or compromise any Action;

5.1.19        delay beyond normal payment terms payment of any accounts payable;

5.1.20        grant or agree to grant any license to any of the Company’s Intellectual Property Rights;

5.1.21        hire, appoint or terminate any director or officer of the Company except as required by the terms of this Agreement; or

5.1.22        agree to take any of the foregoing actions.

Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, rights to control any operations of the Company prior to the Effective Time.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 5.2        Company Stockholder Approval, Joinders, Etc.

5.2.1        Written Consents.  Within 72 hours of the execution and delivery of this Agreement, Stockholders shall have delivered Written Consents to Parent sufficient to approve the Merger under the DGCL and the Company Charter Documents and within ten Business Days of the execution and delivery of this Agreement, any remaining Stockholders required to sign a Written Consent shall have delivered their Written Consents to Parent.

5.2.2        Joinder Agreements.  To the extent not executed and delivered on the date hereof, the Company shall use commercially reasonable efforts to have each Holder who is not party to this Agreement execute a Joinder prior to the Effective Time and shall provide copies of the executed Joinders to Parent promptly upon receipt.

5.2.3        Parachute Payments.  Following the execution of this Agreement and prior to the Closing Date, the Company shall use its commercially reasonable efforts to (i) obtain waivers from each Person who has a right to any payments and/or benefits as a result of or in connection with the Transactions that that could separately or in the aggregate, be deemed constitute “excess parachute payments” within the meaning of Section 280G of the Code (the ”Waived 280G Benefits”) and (ii) solicit the approval of the Stockholders for approval (in a manner satisfactory to Parent) by such number of Stockholders in a manner intended to comply with Section 280G(b)(5)(A)(ii) and Section 280G(b)(5)(B) of the Code of any Waived 280G Benefits.

Section 5.3        Commercially Reasonable Efforts.

5.3.1        Actions Required to Consummate Transactions.

(a)        Subject to the terms and conditions of this Agreement, from the date of this Agreement until the Closing Date or the earlier termination of this Agreement pursuant to ARTICLE VII (Termination), each of the Parties shall use (and shall cause its Affiliates to use) commercially reasonable efforts to promptly (a) take, or cause to be taken, all actions and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to closing of the other Parties hereunder to be satisfied and to consummate and make effective the Transactions (including the Merger), in each case, as expeditiously as practicable and (b) obtain all approvals, consents, registrations, Permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions (including the Merger).

(b)        Except as may be agreed in writing by the other Parties or as may be expressly permitted pursuant to this Agreement, from the date hereof until the Effective Date or such earlier date if this Agreement is terminated pursuant to ARTICLE VII, each Party shall not and shall not permit any of its Subsidiaries to agree to take any action which could reasonably be expected to delay the consummation of the Merger or result in the failure to satisfy any condition to consummation of Transactions (including the Merger).

5.3.2        Governmental Authorities.  Each of the Parties shall use its commercially reasonable efforts to (a) cooperate with each other in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions (including the Merger), including any proceeding initiated by a private party and (b) keep the other Parties informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, any Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions.

5.3.3        Contractual Consents.  The Company shall use its commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any parties to any Material Contracts as are required thereunder in connection with the Merger or for any such Material Contracts to remain in full force and effect, so as to preserve all material rights of and material benefits to, the Company under such Material Contract from and after the Effective Time.  Such consents, waivers and approvals shall be in a form reasonably acceptable to Parent.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 5.4        Public Announcements.  The Company shall not (nor shall it permit, any Company Representative or Affiliate to), directly or indirectly, issue any statement or communication with any third party regarding the existence of the subject matter of this Agreement or the Transactions (including the Merger) (including any claim or dispute arising out of or related to this Agreement or the interpretation, entering into, performance, breach or termination hereof) without the prior written consent of Parent.

Section 5.5        Access to Information.

5.5.1        Access. Subject to the requirements of applicable Law, the Company shall afford to Parent and Parent’s Representatives, from time to time prior to the earlier of (i) the Effective Time or (ii) the termination of the Agreement pursuant to Section 7.1, access during normal business hours to (a) all of the Company’s Facilities, books, reports, Contracts, assets, filings with and applications to Governmental Authorities, records and correspondence (in each case, whether in physical or electronic form) and (b) to the Representatives of the Company, as Parent may reasonably request, and the Company shall furnish promptly to Parent all information and documents concerning its business, financial condition and operations, properties and personnel as Parent may reasonably request and Parent shall be allowed to make copies of such information and documents.

5.5.2        Updated Financials.  Promptly, but in no event later than 10 calendar days after the end of each month from the date hereof until the Closing Date, the Company shall provide Parent with a copy of the true and correct unaudited balance sheets and related statements of income and cash flows of the Company as of and for the period ended the most-recent month-end prepared using the Company’s books and records and in accordance with GAAP consistently applied, together with a copy of the standard monthly reporting package provided to the Company’s management.

Section 5.6        Confidentiality.  The Holders’ Representatives on behalf of the Holders acknowledge that the success of the Surviving Corporation after the Closing Date depends upon the preservation of the confidentiality of the Confidential Information (as hereinafter defined), that the preservation of the confidentiality of the Confidential Information is an essential premise of the bargain between the Parties and Parent and Merger Sub would be unwilling to enter into this Agreement in the absence of this Section 5.6.  Accordingly, Holders’ Representatives on behalf of the Holders shall and shall use their commercially reasonable efforts to cause its Affiliates and their respective Representatives to, keep confidential all documents and information involving or relating to the Company or its business (the “Confidential Information”), unless (a) compelled to disclose by competent judicial process so long as reasonable prior notice of such disclosure is given to Parent and the Company and a reasonable opportunity is afforded Parent and the Company to contest the same or (b) disclosed in an Action brought by a Party in pursuit of its rights or in the exercise of its remedies hereby (clauses (a) and (b) together, the “Confidential Information Exceptions”).  Confidential Information does not include any document or information which (i) is or becomes generally available to the public other than as a result of a disclosure in violation of this Section 5.6 by the receiving party or its Representatives, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure hereunder, (iii) becomes available to the receiving party on a non-confidential basis from a person not known by the receiving party to be under an obligation not to transmit the information to the receiving party or (iv) is independently developed by the receiving party without reference to any of the Confidential Information.  The provisions of this Section 5.6 shall survive the Closing Date indefinitely.

Section 5.7        Notification of Certain Matters.  The Company shall provide prompt written notice to Parent upon becoming aware (a) that any representation or warranty made by such Party in this Agreement was, when made or subsequently has become untrue, (b) of any failure by such Party to comply with or satisfy any of its covenants or agreements hereunder, (c) of the occurrence or nonoccurrence of any event that could reasonably be expected to cause any condition precedent to any obligation of any Party to consummate the Transactions (including the Merger) not to be satisfied at or prior to the Closing Date, (d) of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions (including the Merger), (e) of any notice or other communication from any Governmental Authority in connection with the Transactions (including the Merger), (f) of the commencement or threat of commencement of any Action regarding the Transactions (including the Merger) or otherwise relating to the Company or its business, or (g) of any other

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

material development affecting the assets, Liabilities, business, financial condition or operations of the Company, included, but not limited to, any of the License Agreement, that could be reasonably expected to cause a Company Material Adverse; provided, however, that neither the delivery of any notice pursuant to this Section 5.7 nor obtaining any information or knowledge in any investigation pursuant to Section 5.5 or otherwise shall (i) cure any breach of, or non-compliance with, any representation or warranty requiring disclosure of such matter, or any breach of any other provision of this Agreement, (ii) amend or supplement any scheduled disclosure made by the Company in ARTICLE III or (iii) limit the remedies available to the Party receiving, or entitled to receive, such notice, including remedies pursuant to ARTICLE II (Merger), ARTICLE VI (Conditions Precedent), ARTICLE VII (Termination), ARTICLE VIII (Indemnification) or ARTICLE IX (Misc.).

Section 5.8        Tax Matters.  For purposes of this Section 5.8, all references to the Company include any predecessor entity of the Company.

5.8.1        Pre-Closing Period Tax Returns.  The Company shall, at the Company’s expense, prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all taxable periods ending on or before the Closing Date and which are due on or before the Closing Date and the Company shall pay or cause to be paid all Taxes with respect to such periods. Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all taxable periods ending on or prior to the Closing Date and which are due after the Closing Date.  All Tax Returns referred to in this Section 5.8.1 shall be prepared in accordance with past practices of the Company.  Parent and the Surviving Corporation shall submit each Tax Return to the Holders’ Representatives at least 20 days before such Tax Return is due for the Holders’ Representatives’ written approval prior to filing.  If the Holders’ Representatives object to any item on any such Tax Return, they shall, with 15 days after delivery of such Tax Return, notify Parent and the Surviving Corporation in writing that they so object, specifying with particularity any such item and stating the specific factual or legal basis for any such objection.  If a notice of objection shall be duly delivered, Parent and the Holders’ Representatives shall negotiate in good faith and use their reasonable best efforts to resolve such items.  If Parent and the Holders’ Representatives are unable to reach such agreement with 10 days after receipt by Parent of such notice, the disputed items shall be resolved by an independent nationally recognized accounting firm selected by Parent and reasonably acceptable to the Holders’ Representatives (the “Accounting Firm”) and any determination by the Accounting Firm shall be final.  The Accounting Firm shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require.  If any disputed items are unable to be resolved before the due date for such Tax Return, the Tax Return shall be filed as prepared by Parent and the Surviving Corporation and then amended to reflect the Parties’ or the Accounting Firm’s resolution.  The costs, fees and expenses of the Accounting Firm shall be borne equally by Parent and the Holders’ Representatives.  Any amount due by the Holders under this Section 5.8.1 shall be paid by the Surviving Corporation, and Parent shall be entitled to withhold any Base Merger Delayed Consideration payments payable in accordance with Section 2.9.2 and any Contingent Consideration Payments payable in accordance with Section 2.14.3 to set off against any such amount.

5.8.2        Post-Closing and Straddle Period Tax Returns.

(a)        Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company for taxable periods that end after the Closing Date, including all Tax Returns for all complete taxable periods including but not ending on the Closing Date (collectively, the “Straddle Periods”) and Parent shall cause the Surviving Corporation to pay all Taxes with respect to such periods.  Parent shall permit the Holders’ Representatives a reasonable period of time, but not less than 20 days to review and comment, prior to filing, on each Tax Return for a Straddle Period.  Parent and the Surviving Corporation shall consider in good faith any changes to such Straddle Period Tax Returns that are reasonably requested by the Holders’ Representatives with respect to Taxes for which the Holders would bear liability pursuant to this Agreement.  If the Holders’ Representatives object to any item on any such Tax Return, they shall, with 15 days after delivery of such Tax Return, notify Parent in writing that they so object, specifying with particularity any such item and stating the specific factual or legal basis for any such objection.  If a notice of objection shall be duly delivered, Parent and the Holders’ Representatives shall negotiate in good faith and use their reasonable best efforts to resolve such items.  If Parent and the Holders’ Representatives are unable to reach such agreement with 10 days after receipt by Parent of

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

such notice, the disputed items shall be resolved by the Accounting Firm and any determination by the Accounting Firm shall be final.  The Accounting Firm shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require.  If any disputed items are unable to be resolved before the due date for such Tax Return, the Tax Return shall be filed as prepared by Parent and then amended to reflect the Parties’ or the Accounting Firm’s resolution.  The costs, fees and expenses of the Accounting Firm shall be borne equally by Parent and the Holders’ Representatives.  Any amount due by the Holders under this Section 5.8.2(a) shall be paid by the Surviving Corporation, and Parent shall be entitled to withhold any Base Merger Delayed Consideration payments payable in accordance with Section 2.9.2 and any Contingent Consideration Payments payable in accordance with Section 2.14.3 to set off against any such amount.

(b)        In the case of any Straddle Period, the amount of Taxes allocable to the portion of the Straddle Period ending on the Closing Date shall be determined as follows: In the case of Taxes imposed on a periodic basis (such as real or personal property Taxes), the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period.  In the case of Taxes not described in the previous sentence (such as franchise Taxes, Taxes that are based upon or related to income or receipts, based upon occupancy or imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible)), the amount of any such Taxes shall be determined as if such taxable period ended as of the close of business on the Closing Date.

5.8.3        Tax Contests.  If a claim shall be made by any Taxing Authority, which, if successful, might result in an indemnity payment to an Indemnified Person pursuant to Article VIII, then such Indemnified Person shall give notice to the Indemnifying Party in writing of such claim and of any counterclaim the Indemnified Person proposes to assert (a “Tax Claim”); provided, however, the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party has been prejudiced as a result of such failure.  With respect to any Tax Claim relating to a Pre-Closing Tax Period, the Holders’ Representatives shall, solely at the Holders’ cost and expense, control all proceedings in connection with such Tax Claim (including selection of counsel); provided, however, that the Holders’ Representatives must first consult, in good faith with Parent before taking any action with respect to the conduct of such Tax Claim.  Notwithstanding the foregoing, the Holders’ Representatives shall not settle such Tax Claim without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned, or delayed, and Parent and counsel of its own choosing (at the Holders’ cost) shall have the right to participate fully in all aspects of the prosecution or defense of such Tax Claim if Parent reasonably determines that such Tax Claim could have a material adverse impact on the Taxes of the Company in a taxable period or portion thereof beginning after the Closing Date.  Parent shall control all proceedings with respect to any Tax Claim relating to a taxable period or portion thereof beginning after the Closing Date and the Holders shall have no right to participate in the conduct of any such proceeding.

5.8.4        Certification.  Parent and the Holders’ Representatives agree, upon request from the other party, to use their commercially reasonable efforts to obtain any certificate or other document from any Taxing Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated by this Agreement (including the Merger)).

5.8.5        Tax Sharing Agreements.  The Company shall terminate all Tax Sharing Agreements with respect to the Company as of the Closing Date and shall ensure that such agreements are of no further force or effect on and after the Closing Date and that there shall be no further liabilities or obligations imposed on the Company under any such agreements.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.8.6        Cooperation.  Following the Closing Date, Parent, the Surviving Corporation and the Holders’ Representatives shall, as reasonably requested by any party hereto: (a) assist any other Party in preparing and filing any Tax Returns relating to the Company that such other Party is responsible for preparing and filing; (b) cooperate in preparing for any Tax Claim, Tax audit of, or dispute with any Taxing Authority regarding and any judicial or administrative proceeding relating to, liability for Taxes, in the preparation or conduct of litigation or investigation of claims and in connection with the preparation of financial statements or other documents to be filed with any Taxing Authority, in each case with respect to the Company; (c) make available to the other parties and to any Taxing Authority as reasonably requested all information, records and documents relating to Taxes relating to the Company (at the cost and expense of the requesting Party); (d) provide timely notice to the other Parties in writing of any pending or threatened Tax audits or assessments relating to the Company for taxable periods for which any such other Party is responsible; and (e) furnish the other Parties with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any taxable periods for which any such other Party is responsible.  For the avoidance of doubt, the cooperation noted in this Section 5.8.6 shall include signing any Tax Returns, amended Tax Returns, claims or other documents with respect to any Tax controversy or proceeding, with respect to Taxes, the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

5.8.7        No Section 338 Tax Election.  Neither Parent nor its Affiliates shall make a Tax election pursuant to Section 338 of the Code or any similar election under state, local or foreign Tax Law with respect to the Company in connection with the Merger.

5.8.8        Transfer Taxes.  The Holders, jointly and severally, shall be liable for any real property transfer or gains tax, stamp tax, stock transfer tax, or other similar Tax imposed as a result of the Merger (collectively, the “Transfer Taxes”), and any penalties or interest with respect to the Transfer Taxes.  The Parties shall cooperate in filing all necessary Tax Returns and other documentation with respect to the Transfer Taxes. Any such Transfer Taxes shall be paid by the Surviving Corporation, and Parent shall be entitled to withhold any Base Merger Delayed Consideration payments payable in accordance with Section 2.9.2 and any Contingent Consideration Payments payable in accordance with Section 2.14.3 to set off against any such Transfer Taxes paid by the Surviving Corporation.

5.8.9        Stockholders’ Liability for Payment Obligations.  The Holders severally shall be liable for all personal Taxes or other amounts payable by the Holders pursuant to this Agreement.

5.8.10        336(e) Election.  Without the prior written consent of the Parent (which may be withheld for any reason), neither the Company nor the Holders shall make a Tax election pursuant to Section 336(e) of the Code or any similar election under state, local or foreign Tax Law with respect to the Merger.

Section 5.9        Support Agreements.  The Company acknowledges that the Persons listed on Schedule 5.9 have executed and delivered to Parent a support agreement in form and substance reasonably acceptable to Parent which agreement shall become binding and effective as of the Closing Date (collectively, the “Support Agreements”).

Section 5.10        Employee Matters.

5.10.1        Employees. Nothing in this Agreement shall give rise to any obligation by Parent to retain any Employee, any group of Employees of the Company or any Company Plan following the Closing Date.  At or prior to the Effective Time, the Company will terminate all Employees.  The Company shall be responsible for (i) compliance with all applicable Law with respect to the employment or termination of all such Employees prior to the Effective Time and (ii) the employment-related obligations with respect to Employees prior to the Effective Time including worker’s compensation benefits with respect to injuries or incidents occurring prior to the Effective Time, any paid time-off and sick or vacation amounts due or granted by the Company to any Employees prior to the Effective Time as well as any amounts due to any Employees resulting from the Company’s existing Company Plans.  The Company shall pay all unused vacation benefits earned or accrued by Employees through the Effective Time.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.10.2        Company Plans.  Parent reserves the right to request that the Company cease contributions to and/or terminate one of more of the Company Plans effective immediately prior to Closing.  Any such cessation or termination may only be undertaken (i) in accordance with the governing documents and Contracts for the Company Plans (including through plan amendment) and (ii) if such cessation or termination conforms with applicable Laws.

5.10.3        No Third-Party Beneficiaries.  This Section 5.10 is not intended to amend any benefit plans or arrangements of Parent or any of its Subsidiaries, to limit the ability of Parent or any of its Subsidiaries to amend, modify or terminate any of such benefit plans or arrangements or to confer third-party beneficiary rights on any Person who is not a Party to this Agreement.

Section 5.11        Restrictive Covenant Agreements. On the date hereof, the Company shall use commercially reasonable efforts to cause each of the Holders listed on Schedule 5.11 (each, a “Restricted Person”) to execute and deliver to Parent a Restricted Person Non-competition and Non-solicitation Agreement in form and substance reasonably acceptable to Parent (each a ”Restricted Person Non-competition and Non-solicitation Agreement”).

Section 5.12        No Negotiations, Etc.  The Company shall not and shall cause the Holders and their respective Representatives not to, directly or indirectly solicit, initiate, or enter into any discussions or negotiations or continue in any way any discussions or negotiations with any Person or group of Persons regarding any Competing Transaction (defined below).  The Company shall promptly but not later than 48 hours of the occurrence of the relevant event notify Parent orally and in writing if any inquiries, proposals, or requests for information concerning a Competing Transaction are received by the Company, the Holders or any of their respective Representatives.  The written notice shall include the identity of the Person making such inquiry, proposal, or request and the terms and conditions thereof as well as a copy of such inquiry proposal or request.  For purposes of this Section 5.12, “Competing Transaction” means a transaction or a series of related transactions (other than the Transactions, including the Merger) involving (i) any sale of stock or other equity interests in the Company, (ii) a merger, consolidation, share exchange, business combination, or other similar transaction involving the Company (iii) any sale, lease, exchange, exclusive license, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the Company or (iv) any other transaction or series of transactions which could reasonably preclude the consummation of the Transactions (including the Merger).

Section 5.13        Release of Claims.

5.13.1        General Release of Claims.  Effective as of the Effective Date, each Holder on behalf of itself and each of its equity holders (if any) and each of their respective Subsidiaries, Affiliates, employees, agents, advisors, heirs, legal representatives, successors and assigns (each a “Releasor”), pursuant to its Joinder Agreement shall completely release, acquit and forever discharge, to the fullest extent permitted by Law, Parent, the Company and their Affiliates and each of their respective current, former and future officers, directors, employees, agents, advisors, successors and assigns (collectively, the “Releasees”) from any losses, liabilities, suits, actions, debts or rights, whether fixed or contingent, known or unknown, matured or unmatured, arising out of, relating to, or in any manner connected with any facts, events or circumstances, or any actions taken, at or prior to the consummation of the Transactions (including the Merger) that any Releasor ever had or now has against the Releasees (collectively, the “Released Matters”), excluding any liabilities arising solely in relation to the Transactions (including the Merger) (collectively, the “Release of Claims”).  Effective as of the Effective Date, the Representative (on behalf of each Holder) shall not and, to the extent within its control, shall not cause or permit its equity holders or any of their respective Subsidiaries, Affiliates, employees, agents, advisors, heirs, legal representatives, successors and assigns, to assert any claims against the Releasees in respect of the Released Matters.  Pursuant to the Joinders, each of the Holders has (a) represented and warranted that such Holder has (i) had the opportunity to consult with legal counsel of its choice, (ii) been fully informed of the nature and contents of its Release of Claims and (ii) entered into such Release of Claims freely, (b) acknowledged that it would be difficult to fully compensate Parent or any of its Affiliates for damages resulting from any breach of the provisions of such Release of Claims.  Accordingly, in the event of any actual or threatened breach of such provisions, Parent and its

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Affiliates shall (in addition to any other remedies that it may have) be entitled to temporary and/or permanent injunctive relief to enforce such provisions and recover related attorneys’ fees and costs.  Each Holder has further acknowledged in its respective Joinder that its Release of Claims constitutes a material inducement to Parent to consummate the Transactions (including the Merger) and Parent shall be relying on the enforceability of such Release of Claims in consummating such Transactions.

Section 5.14        No Challenge to IP Rights.  None of Parent, Merger Sub or the Surviving Corporation (a) shall have the right to challenge, and shall not challenge, the validity or scope of the patents that are subject to the License Agreements or the validity or effectiveness of the License Agreements; or (b) shall amend or modify, or otherwise permit the amendment or modification, in whole or in part, any of the License Agreements without the prior written consent of the Holders’ Representatives. Notwithstanding anything to the contrary herein, this Section 5.14 shall survive the Closing until all of the License Agreements expire upon their terms.

ARTICLE VI:  CONDITIONS TO CLOSING

Section 6.1        Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Transactions (including the Merger) are subject to the satisfaction (or waiver, if permissible under applicable Law by Parent, in its sole discretion) at or prior to the Closing of the following conditions:

6.1.1        Representations and Warranties. (a) Each of the representations and warranties contained in Section 3.1 (Organizational Matters), Section 3.2 (Capitalization), Section 3.3 (Authority; Noncontravention; Voting Requirements), Section 3.6 (Absence of Certain Changes or Events) and in Section 4 of the Joinders shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date and (b) disregarding all materiality, Material Adverse Effect, substantial compliance or similar materiality qualifications, each of the other representations and warranties set forth in ARTICLE III (Representations and Warranties of the Company) and each of the other representations and warranties of the Holders set forth in the Joinders shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date; provided, however, that any such representation or warranty expressly made as of a specified date shall only need to have been true on and as of such date.  The Parties understand and agree that for the purposes of this Section 6.1.1 the representations and warranties shall not be deemed to have been modified by and the requirement that their accuracy meet the standards set in this Section 6.1.1 shall not be excused by, any disclosure made pursuant to Section 5.7 (Notification of Certain Matters) or and any discovery of information by Parent.

6.1.2        Performance of Obligations of Company.  The Company shall have performed in all respects all covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing.

6.1.3        Third Party Consents.  The Company shall have delivered to Parent all necessary consents, waivers and approvals of the Governmental Authorities and the parties to any Material Contract set forth in Schedule 6.1.3 in form and substance reasonably satisfactory to Parent.

6.1.4        Written Consents.  The Written Consents shall have been obtained in accordance with applicable Law and the Company Charter Documents and delivered to Parent in accordance with Section 5.2.1.

6.1.5        No Litigation.  No Action shall have been instituted, commenced or threatened and no Action shall remain pending that seeks to or could reasonably be expected to (a) restrain, prevent, enjoin, prohibit or make illegal the Transactions (including the Merger), (b) cause any of the Transactions (including the Merger) to be rescinded following the Closing Date or (c) impose limitations on the ability of the Surviving Corporation to effectively conduct its business following the Closing Date or (d) compel Parent or the Company to dispose of any portion of the Company’s business or assets.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.1.6        Support Agreements. The Support Agreements described in Section 5.9 shall have been executed and delivered to Parent at or prior to the execution of this Agreement and no such Support Agreement shall have been amended, terminated, cancelled or repudiated.

6.1.7        Restricted Person Non-competition and Non-solicitation Agreements.  The Restricted Person Non-competition and Non-solicitation Agreements described in Section 5.11 shall have been executed and delivered to Parent at or prior to the execution of this Agreement and no such Restricted Person Non-competition and Non-solicitation Agreement shall have been amended, terminated, cancelled or repudiated.

6.1.8        Resignation of Employees, Officers and Directors.  Parent shall have received resignations, in form and substance reasonably satisfactory to Parent, effective as of the Effective Date from each Employee, officer and director of the Company.

6.1.9        Cancellation of Certain Agreements.  Each of the Contracts listed on Schedule 6.1.9 shall have been terminated effective the Closing Date pursuant to documents in form and substance reasonably satisfactory to Parent.

6.1.10        Delivery of Closing Certificates.  Parent shall have received:

(a)        Company Secretary’s Certificate.  A certificate in form and substance reasonably acceptable to Parent, dated as of the Closing Date, signed by the Secretary of the Company, certifying (i) the continued effectiveness of the Company Charter Documents, (ii) the names and incumbency of each of the officers of the Company executing this Agreement and each of the other Transaction Agreements, (iii) the valid adoption of resolutions of the Board of Directors of the Company approving this Agreement and the consummation of the Transactions (including the Merger) and (iv) that the Holders have adopted and approved this Agreement, the Merger and the matters set forth in the Written Consent;

(b)        Closing Certificate.  A certificate in form and substance reasonably acceptable to Parent dated as of the Closing Date, signed by the President of the Company certifying that the conditions precedent set forth in Section 6.1.1 and Section 6.1.2 have been met; and

(c)        Good Standing Certificates.  Certificates of good standing with respect to the Company issued by the Company’s jurisdiction of organization and each of the jurisdictions in which the Company does business, each dated not more than five days prior to the Closing Date;

6.1.11        Payment of all Taxes.  Parent shall have received evidence, in form and substance reasonably satisfactory to Parent, that all Pre-Closing Taxes have been fully paid.

6.1.12        Release of Liens.  Parent shall have received payoff letters, in form and substance reasonably satisfactory to Parent, from each lender to the Company evidencing the aggregate amount of Company Debt outstanding as of the Closing Date and an agreement that, if such aggregate amount is paid to such lender on the Closing Date, such indebtedness shall be repaid in full and that all Liens of the Company shall be released forthwith.

6.1.13        Cancellation of Company Options.  Parent shall have received evidence, in form and substance reasonably satisfactory to Parent, of the valid exercise or cancellation of all Company Options.

6.1.14        No Material Adverse Effect.  Since the date of this Agreement, no Company Material Adverse Effect shall have occurred.

6.1.15        Appraisal Rights.  Holders of no more than 5% of the shares of Company Capital Stock (determined immediately prior to the Effective Time on an as converted to Company Common Stock basis) shall have exercised or remain entitled to exercise appraisal rights under Section 262 of the DGCL.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.1.16        280G Stockholder Approval or Disapproval. With respect to any payments and/or benefits that may constitute “parachute payments” under Section 280G of the Code with respect to any Employees, the Company shall have submitted such parachute payments to the Stockholders for approval and the Stockholders shall have (a) approved, pursuant to the method provided for in the regulations promulgated under Section 280G of the Code, any such “parachute payments” or (b) shall have voted upon and disapproved such “parachute payments,” and, as a consequence, such “parachute payments” shall not be paid or provided for in accordance with applicable Law.

6.1.17        Joinders.  The Company shall have delivered to Parent Joinders or Option Termination Agreements executed by Holders of at least 90% of the Fully Diluted Shares of Company Capital Stock.

6.1.18        No Injunctions or Restraints. No Order shall be in effect (a) enjoining, restraining, preventing or prohibiting consummation of the Transactions (including the Merger), (b) causing any of the Transactions (including the Merger) to be rescinded following the Closing Date, (c) imposing limitations on the ability of the Surviving Corporation to effectively conduct its business following the Closing Date or (d) compelling Parent or the Company to dispose of any portion of the Company’s business or assets.

6.1.19         Completion of Due Diligence.  Parent shall have completed its due diligence of the Company to Parent’s full satisfaction and shall be fully satisfied with the results thereof, including, without limitation, with respect to the Company Intellectual Property Rights, Company Technology and the License Agreements.

Section 6.2        Conditions to Obligation of the Company. The obligation of the Company to effect the Transactions (including the Merger) is subject to the satisfaction (or waiver, if permissible under applicable Law) prior to the Closing of the following conditions:

6.2.1        Representations and Warranties.  (a) Each of the representations and warranties contained in Section 4.1 (Organization, Standing and Corporate Power) and Section 4.2 (Authority; Noncontravention) shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date and (b) disregarding all materiality, Material Adverse Effect, substantial compliance or similar materiality qualifications, each of the other representations and warranties set forth in ARTICLE IV (Representations and Warranties of Parent and Merger Sub) shall have been true and correct when made and as of the Closing Date with the same force and effect as if made at and as of the Closing Date; provided, however, that any such representation or warranty expressly made as of a specified date shall only need to have been true on and as of such date.

6.2.2        Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have performed in all respects all covenants, agreements and obligations required to be performed by them under this Agreement prior to the Closing.

(a)        Delivery of Closing Certificates.  The Company shall have received a certificate in form and substance reasonably acceptable to the Company, dated as of the Closing Date, signed by the Secretary of Parent, certifying (A) the continued effectiveness of Parent’s Charter Documents, (B) the names and incumbency of each of the officers of Parent executing this Agreement and each of the other Transaction Agreements and (C) the valid adoption of resolutions of the Board of Directors of Parent approving this Agreement and the consummation of the Transactions (including the Merger).

(b)        Closing Certificate.  A certificate in form and substance reasonably acceptable to the Company dated as of the Closing Date, signed by the President of Parent certifying that the conditions precedent set forth in Section 6.2.1 and 6.2.2 have been met; and

(c)        Good Standing Certificate.  A certificate of good standing with respect to Parent issued by Parent’s jurisdiction of organization dated not more than five days prior to the Closing Date.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 6.3        Frustration of Closing Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1 or Section 6.2.1 to be satisfied if such failed condition is the result of a breach of its obligations under this Agreement.

ARTICLE VII:  TERMINATION

Section 7.1        Termination.  This Agreement may be terminated and the Transactions (including the Merger) abandoned at any time prior to the Closing:

7.1.1        By the mutual written consent of the Company and Parent;

7.1.2        By Parent, if any final and non-appealable Order has the effect of enjoining, restraining, preventing, prohibiting or making illegal the consummation of the Merger;

7.1.3        By Parent, if any of the representations or warranties of the Company set forth in ARTICLE III shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) and, in the case of the representations and warranties, measured on the date of this Agreement or as of any subsequent date (as if made on such date) up to the Closing Date, such that the condition to Closing set forth in Section 6.2.1 or Section 6.2.2 would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured on or prior to the earlier of (i) 20 days after written notice thereof is delivered to the Company and (ii) the Outside Date; provided that the failure of any of the Company’s representations or warranties to be true and correct as of the date of this Agreement shall not be subject to cure;

7.1.4        By the Company, if any of the representations or warranties of Parent set forth in ARTICLE IV shall not be true and correct or if Parent has failed to perform any covenant or agreement on the part of Parent set forth in this Agreement (including an obligation to consummate the Closing) such that the conditions to Closing set forth in either Section 6.1 and Section 6.2 would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured on or prior to the earlier of (i) 20 days after written notice thereof is delivered to Parent and (ii) the Outside Date; provided that this provision shall not be available to the Company if the Company is then in breach of this Agreement; and provided further that the failure of any of the representations or warranties of Parent to be true and correct as of the date of this Agreement shall not be subject to cure.

7.1.5        By either the Company or Parent, upon written notice to the other Party, if the Merger shall not have been consummated on or before May 15, 2018, which date may be extended from time to time by mutual written consent of Parent and the Company (such date, as it may be so extended from time to time, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1.5 shall not be available to a Party whose failure to perform any of its obligations under this Agreement has been a principal cause of or directly resulted in the failure of the Merger to occur on or before the Outside Date;

7.1.6        By Parent, if the Written Consents shall not have been obtained and delivered to Parent within 24 hours of the execution and delivery of this Agreement; or

7.1.7        By Parent, upon written notice to the Company, if since the date of this Agreement the Company has experienced a Material Adverse Effect.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 7.2        Effect of Termination.  In the event this Agreement is terminated pursuant to Section 7.1, this Agreement shall become null and void (other than the provisions of this ARTICLE VII, Section 5.4 (Public Announcement), Section 5.6 (Confidentiality), Section 9.13 (Governing Law), Section 9.14 (Exclusive Jurisdiction; Venue; Service of Process) and Section 9.15 (Jury Trial) and any provision hereof that forms the basis for a claim of breach of this Agreement prior to the termination of this Agreement, all of which shall survive termination of this Agreement and remain in full force and effect), without further liability on the part of the Parties or any of their respective directors, officers or Affiliates, except that nothing shall relieve any Party from liability related to claims sounding in contract, tort or otherwise related to a material breach of this Agreement prior to the termination of this Agreement.  Notwithstanding the above, in the event this Agreement is terminated by the Company pursuant to Section 7.1.4, Parent shall pay Company a termination fee in an amount equal to $[***].

ARTICLE VIII:  SURVIVAL AND INDEMNIFICATION

Section 8.1        Survival.  All representations and warranties of the Parties contained in this Agreement or any other Transaction Agreement or in any certificate or Schedule delivered hereunder or thereunder shall survive the Closing until the eighteen-month anniversary of the Closing Date or such later time as such period may be extended by tolling periods and other extensions (the “Initial Survival Date”); provided, however, that (a) the representations and warranties contained in Section 3.9 (Taxes) and Section 3.13 (License Agreements) shall survive until 30 days following expiration of the applicable statute of limitations; (b) the representations and warranties contained in Section 3.1 (Organizational Matters), Section 3.2 (Authority; Noncontravention; Voting Requirements), Section 3.3 (Capitalization), and Section 3.19 (Brokers and Other Advisors) (the “Company Special Representations”), and the representations and warranties at Section 4.1 (Organization, Standing and Corporate Power), Section 4.2 (Authority; Noncontravention) and Section 4.6 (Brokers and Other Advisors) (the “Parent Special Representations” and collectively with the Company Special Representations, the “Special Representations”)  shall survive for a period of 7 years after the Closing Date or such later time as may be extended by tolling periods and other extensions and (c) all of the covenants, agreements and obligations of the Parties contained in this Agreement or any other document, certificate, Schedule or instrument delivered or executed in connection herewith shall survive until performed in accordance with their terms (the Initial Survival Date or the last day of any of the periods specified in clauses (a), (b) and (c), the “Survival Date”).  Notwithstanding the foregoing, if a claim or notice with respect to recovery under the indemnification provisions hereof is given in accordance with the terms hereof prior to the applicable Survival Date, the claim and any representations and warranties or covenants underlying such claim, shall continue until such claim is finally resolved pursuant to the terms of this ARTICLE VIII.  Notwithstanding anything in this Agreement to the contrary, claims for fraud, willful misconduct or intentional misrepresentation shall survive indefinitely.

Section 8.2        Indemnification.

8.2.1        Indemnification by Holders. Subject to the terms, conditions and limitations of this ARTICLE VIII,

(a)        each Holder (severally and not jointly in accordance with such Holder’s Indemnification Sharing Percentage of any indemnifiable Loss), shall indemnify, defend and hold harmless the Parent Indemnified Persons from and against any and all Losses suffered, sustained or incurred by any such Parent Indemnified Person, whether or not involving a Third Party Claim, caused by, in connection with, as a result of or arising out of:

(i)        any breach of, or misrepresentation or inaccuracy (or any Third Party Claim alleging facts that, if true, would be a breach of, misrepresentation or inaccuracy) in any of the representations or warranties (other than the Company Special Representations) made by the Company in this Agreement or in any other Transaction Agreement to which it is a party, including in any certificate delivered by or on behalf of the Company pursuant hereto;

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(ii)        any breach of, or misrepresentation or inaccuracy (or any Third Party Claim alleging facts that, if true, would be a breach of, misrepresentation or inaccuracy) in any of the Special Representations of the Company, without giving effect to any qualifications as to materiality, Material Adverse Effect, substantial compliance or similar qualifications contained in such representations and warranties;

(iii)        any breach of or failure to perform any covenant or agreement of the Company provided for in this Agreement or any other Transaction Agreement, without giving effect to any qualifications as to materiality, Material Adverse Effect, substantial compliance or similar qualifications contained in such representations and warranties;

(iv)        (A) any Tax imposed on the Company for a Pre-Closing Tax Period (except to the extent that such Taxes were taken into account for purposes of calculating Closing Merger Consideration or were otherwise paid by Holders pursuant to this Agreement), (B) any Tax of any member of an affiliated, combined, consolidated, or unitary group of which the Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 (or any similar state, local, or foreign law), (C) any Tax for a Pre-Closing Tax Period of any Person for which the Company is liable as a transferee or successor, by contract, pursuant to any Law or otherwise, (D) the liability of the Holders for Transfer Taxes pursuant to Section 5.8, (E) any and all Taxes resulting from a breach of a covenant of the Holders or the Holders’ Representatives contained in Section 5.8; and (F) any and all Taxes imposed on the Holders resulting from or attributable to the Merger other than with respect to Transfer Taxes allocated to Parent pursuant to Section 5.8,;

(v)        Any Company Transaction Expenses not paid at or prior to the Closing;

(vi)        any inaccuracy in the Securities Payment Schedule;

(vii)        any appraisal rights exercised by any Stockholder to the extent not covered by amounts returned to the Parent with respect to Dissenting Shares pursuant to Section 2.10;

(viii)        any fraud or intentional misconduct committed by any Holder or the Company, including any director, officer or Employee of the Company, in connection with the negotiation and execution of this Agreement or the other Transaction Agreements and the consummation of the Transactions (including the Merger); and

(ix)        any Third Party Claim arising from or relating to that certain Advertisement Agreement, dated April 4, 2010, by and between the Company and NewCompounds.

(b)        each Joinder Holder severally and not jointly shall indemnify, defend and hold harmless the Parent Indemnified Persons from and against any and all Losses suffered, sustained or incurred by any such Parent Indemnified Person, whether or not involving a Third Party Claim, caused by, in connection with, as a result of or arising out of:

(i)        any breach of, or misrepresentation or inaccuracy (or any Third Party Claim alleging facts that, if true, would be a breach of, misrepresentation or inaccuracy) in any of the representations or warranties (other than the Special Representations) made by such Joinder Holder in his, her or its Joinder Agreement or in any other Transaction Agreement to which he, she or it is a party, without giving effect to any qualifications as to materiality, Material Adverse Effect, substantial compliance or similar qualifications contained in such representations and warranties;

(ii)        any breach of, or misrepresentation or inaccuracy (or any Third Party Claim alleging facts that, if true, would be a breach of, misrepresentation or inaccuracy) in any of the Special Representations made by such Joinder Holder in this Agreement, without giving effect to any qualifications as to materiality, Material Adverse Effect, substantial compliance or similar qualifications contained in such representations and warranties; and

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(iii)        any breach of or failure by such Joinder Holder to perform any covenant or agreement of such Joinder Holder provided for in its Joinder Agreement.

8.2.2        Indemnification by the Parent.  Subject to the terms, conditions and limitations of this ARTICLE VIII, the Parent shall indemnify, defend and hold harmless the Holder Indemnified Persons from and against any and all Losses suffered, sustained or incurred by such Holder Indemnified Person, whether or not involving a Third Party Claim, claims between the Parties, or otherwise relating to, as a result of, arising out of, or by virtue of:

(a)        any breach of, or misrepresentation or inaccuracy (or any Third Party Claim alleging facts that, if true, would be a breach of, misrepresentation or inaccuracy) in any of the representations or warranties (other than Parent Special Representations) made by the Parent or Merger Sub in this Agreement, including in any certificate delivered by or on behalf of the Parent or Merger Sub pursuant hereto, without giving effect to any qualifications as to materiality, Material Adverse Effect or similar qualifications contained in such representations and warranties;

(b)        any breach of, or misrepresentation or inaccuracy (or any Third Party Claim alleging facts that, if true, would be a breach of, misrepresentation or inaccuracy) in any of the Parent Special Representations, without giving effect to any qualifications as to materiality, Material Adverse Effect or similar qualifications contained in such representations and warranties; and

(c)        any breach of or failure to perform any covenants or agreements of the Parent or Merger Sub provided for in this Agreement or any other Transaction Agreement to which it is a party; provided, however, that notwithstanding anything in this Agreement to the contrary, neither the Parent nor the Surviving Corporation shall be liable to any Holder for any payment inaccuracy if such payment is made in accordance with the Securities Payment Schedule.

8.2.3        General Limitations on Claims.  Notwithstanding the foregoing:

(a)        The Parent Indemnified Persons will not be entitled to recover Losses pursuant to Section 8.2.1(a)(i) or 8.2.1(b)(i) until the total amount of Losses which the Parent Indemnified Persons would have been entitled to recover under Section 8.2.1(a)(i) and 8.2.1(b)(i) exceeds the Threshold and then only the Losses in excess of the Threshold will be subject to indemnification hereunder; provided, however, that the indemnification obligations of the Holders with respect to Losses arising from or relating to any fraudulent or willful misconduct shall not be subject to the Threshold;

(b)        the aggregate amount that may be recovered by the Parent Indemnified Persons or the Holder Indemnified Persons for Losses under Section 8.2.1(a)(i), 8.2.1(b)(i) or 8.2.2(a), respectively, shall not exceed the “Cap Amount”; provided, however, that the indemnification obligations of the Holders and the Parent with respect to Losses arising from or relating to any fraudulent or willful misconduct shall not be subject to the Cap Amount;

(c)        for purposes of determining the amount of any Losses resulting from or in connection with the breach of any representation or warranty made by the Company, any Joinder Holder, Parent or Merger Sub, such representations shall be read as though none of them were subject to materiality, Material Adverse Effect, substantial compliance or similar materiality qualifications; and

(d)        notwithstanding anything in this Agreement to the contrary, all indemnification obligations under this ARTICLE VIII shall exclude punitive damages (except to the extent that Losses payable to a third party as a result of a claim by such third party include punitive damages).

8.2.4        Holder Limitation. Except with respect to Losses by reason of any claims brought on the basis of fraudulent or willful misconduct, in no event shall the Parent Indemnified Persons have the right under this Agreement to recover from any Holder any amounts in excess of the Closing Merger Consideration, the Base Merger Delayed Consideration and any Contingent Consideration paid or payable to such Holder hereunder.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 8.3        Claims for Indemnification; Resolution of Conflicts.

8.3.1        Direct Claims for Indemnification. Subject to the limitations set forth above, any Parent Indemnified Person or Holder Indemnified Person (as represented by Holders’ Representatives) (each, an “Indemnified Person”) may seek recovery of Losses pursuant to this Section 8.3.1 not involving a third party by delivering to Holders’ Representatives (on behalf of the Holder Indemnifying Parties) or the Parent (each, an “Indemnifying Party”) as applicable, a notice (a) stating that an Indemnified Person has paid, sustained, suffered or incurred a Loss, and (b) specifying in reasonable detail the nature of the Loss, including an estimate (if reasonably apparent) of the amount of the Loss (a “Indemnification Claim Notice”); provided, however, that (1) the Indemnification Claim Notice need only specify such information to the knowledge of such Indemnified Person as of the date of such Indemnification Claim Notice, (2) shall not limit any of the rights or remedies of any Indemnified Person except to the extent that a material omission or misstatement was knowingly made in bad faith by such Indemnified Person and the Indemnifying Party shall have been materially prejudiced thereby and (3) may be updated and amended from time to time by the Indemnified Person by delivering an updated or amended Indemnification Claim Notice as provided for in the preceding sentence. All claims for indemnification under this Section 8.3 (i) by any Holder Indemnified Person may only be made on behalf of such Holder Indemnified Person by Holders’ Representatives and (ii) against any Holder Indemnifying Party shall be addressed to Holders’ Representatives.  The Indemnifying Party may object to a claim for indemnification set forth in an Indemnification Claim Notice by delivering a notice to the Indemnified Person seeking indemnification within 30 days of the delivery of the applicable Indemnification Claim Notice (the “Indemnification Claim Objection Deadline”), setting forth in reasonable detail the objections to the claim.  If the Indemnifying Party either notifies the applicable Indemnified Person that it does not object or does not object in writing by the Indemnification Claim Objection Deadline, such failure to so object shall be an irrevocable acknowledgment that the Indemnified Person is entitled to the full amount of the claims set forth in such Indemnification Claim Notice, and the Indemnifying Party shall take all necessary actions under this Agreement to effect payment in respect thereof.

8.3.2        Resolution of Conflicts.

(a)        If an Indemnifying Party timely delivers an Objection Notice in accordance with Section 8.3.1, the Indemnifying Party and the Indemnified Person(s) shall attempt in good faith for 30 days to resolve such dispute.  If the Indemnifying Party and the Indemnified Person(s) reach an agreement with respect to such dispute, a memorandum setting forth such agreement shall be prepared and signed by the parties (a “Settlement Memorandum”).

(b)        If the Indemnifying Party and the Indemnified Person(s) are unable to resolve such dispute during such 30-day period, any party to such dispute may institute dispute resolution proceedings in accordance with Section 9.14 and Section 9.15 with respect to the matter.  Any final and non-appealable written decision, judgment or award rendered by a court of competent jurisdiction as to the validity and amount of any claim in such Indemnification Claim Notice shall be final, binding, and conclusive upon the parties to such dispute and any other Indemnifying Parties and Indemnified Persons.

8.3.3        Third-Party Claims.

(a)        In the event that any Action is instituted, or that any claim is asserted, by any Person not party to this Agreement in respect of an indemnifiable matter hereunder (a “Third Party Claim”), the Indemnified Person seeking indemnification for any related Loss shall notify the Indemnifying Party of any such Action or claim promptly after receiving notice thereof (each, a “Third Party Indemnification Claim Notice”); provided, however, that no delay on the part of the Indemnified Person in giving any such notice shall relieve an Indemnifying Party of any indemnification obligations unless, and only to the extent that, such Indemnifying Party is actually and materially prejudiced by such delay and then only to the extent of such prejudice.  Subject to the provisions of this Section 8.3.3, and assuming the Indemnified Person does not have the right to elect or does not choose to elect in its Third Party Indemnification Claim Notice to assume the defense of the Third Party Claim in accordance with clause (d) of this Section 8.3.3, the Indemnifying Party shall be entitled at its own expense to

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

conduct and control the defense and settlement of such Third Party Claim on behalf of the Indemnified Person through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified Person if the Indemnifying Party notifies the Indemnified Person in writing within 30 days (or sooner, if the nature of the Third Party Claim so requires) of its intent to do so and confirms that the Indemnifying Party shall be obligated to indemnify the Indemnified Person against all resulting Losses in accordance with this Agreement.  If the Indemnifying Party does not elect within 30 days (or sooner, if the nature of the Third Party Claim so requires) to defend against, negotiate, settle or otherwise deal with any Third Party Claim, the Indemnified Person may defend against, negotiate, settle or otherwise deal with such Third Party Claim with counsel of its choice at the expense of the Indemnifying Party.

(b)        If the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim:

(i)        the Indemnifying Party shall use its commercially reasonable efforts to defend such Third Party Claim;

(ii)        the Indemnified Person, prior to the period in which the Indemnifying Party assumes the defense of such matter, may take such reasonable actions to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the Indemnified Person’s rights to defense and indemnification pursuant to this Agreement and without such actions being determinative of the amount of any indemnifiable Losses, except to the extent the Indemnifying Party’s ability to defend such action is actually and materially prejudiced by such actions; and

(iii)        the Indemnified Person may participate in the defense of such Third Party Claim with separate counsel at its own expense or, if so requested by the Indemnifying Party or, if in the reasonable opinion of counsel to the Indemnified Person, a conflict or potential conflict exists between the Indemnified Person and the Indemnifying Party that would make such separate representation advisable, at the reasonable expense of the Indemnifying Party.

(c)        In connection with this Section 8.3.3, the Parties agree to:

(i)        cooperate with each other in connection with the defense, negotiation or settlement of any such Third Party Claim;

(ii)        make available witnesses in a timely manner to provide testimony through declarations, affidavits, depositions, or at hearing or trial and to work with each other in preparation for such events consistent with deadlines dictated by the particular Third Party Claim;

(iii)        preserve all documents and things required by litigation hold orders pending with respect to particular Third Party Claims; and

(iv)        provide such documents and things to each other, consistent with deadlines dictated by a particular matter, as required by legal procedure or court order, or if reasonably requested by another Party hereto;

provided that such cooperation referenced in clauses (i) through (iv) shall not be required if it could reasonably be expected to result in a waiver of any attorney-client, work product or other privilege, and provided further that the Parties shall use commercially reasonable efforts to avoid production of confidential information (consistent with Law), and to cause all communications among Employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(d)        Except as permitted in this Section 8.3.3, the Indemnifying Party shall not, without the written consent of the Indemnified Person(s) (such consent not to be unreasonably conditioned, withheld or delayed), settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment (each a “Settlement”); provided, however, that an Indemnified Person’s written consent shall not be required if (i) the claimant provides such Indemnified Person an unqualified release from all liability in respect of the Third Party Claim, (ii) such Settlement does not impose any additional liabilities or obligations on the Indemnified Person and (iii) with respect to any non-monetary provision of such Settlement, such provisions could not have, or be reasonably expected to have, any adverse effect on the business, assets, financial condition or results of operations of the Indemnified Person and its Subsidiaries, if any.  Any Settlement or compromise that does not comply with the preceding sentence shall not be determinative of the amount of Losses with respect to any related claims for indemnification pursuant to this ARTICLE VIII.  The costs incurred by Holders’ Representatives pursuant to participating in the defense of any Third Party Claims shall constitute Holders’ Representatives Expenses.

(e)        Notwithstanding anything in this Agreement to the contrary, if (i) a Third Party Claim seeks relief other than the payment of monetary damages, (ii) the subject matter of a Third Party Claim relates to the ongoing business of the Indemnified Person, which Third Party Claim, if decided against the Indemnified Person, could adversely affect the ongoing business of the Indemnified Person, (iii) the claim for indemnification relates to or arises in connection with any criminal proceeding, action or indictment, or (iv) the Indemnified Person reasonably concludes that the amount of the Third Party Claim and associated defense costs shall exceed the limits on the Indemnifying Party’s obligations under Section 8.2.3(a) or the Indemnifying Party’s financial resources available to defend against the Third Party Claim, then, in each such case, the Indemnified Person alone shall be entitled to contest, defend and settle such Third Party Claim.  If the Indemnified Person elects to exercise such right to contest, defend and settle such Third Party Claim, then the Indemnified Person shall notify the Indemnifying Party of such election within 30 days of the later of (x) receiving the applicable Third Party Indemnification Claim Notice or (y) the occurrence of the event giving rise to the Indemnified Person’s right to make such election pursuant to clause (i), (ii) or (iii) of this Section 8.3.3(e).  In such event, the Indemnified Person shall instead have the right to be represented by counsel of its choice (of which it shall notify the Indemnifying Party) at the Indemnifying Party’s reasonable expense and to defend against, negotiate, settle or otherwise deal with any Third Party Claim.  If the Indemnified Person elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim, then (1) the Indemnified Person shall use its commercially reasonable efforts to defend such Third Party Claim, conduct such defense in a good faith and reasonably diligent manner, keep the Indemnifying Party reasonably informed of the status of such defense, and use commercially reasonable efforts to cooperate with the Indemnifying Party with respect to such defense during the course of such defense, and (2) the Indemnifying Party may participate, at its own expense, in the defense of such Third Party Claim.  If the Indemnified Person does not elect to contest, defend and settle such Third Party Claim, then the Indemnifying Party shall then have the right to contest and defend such Third Party Claim as described above in Section 8.3.3(a).  Notwithstanding the foregoing, any Third Party Claims in respect of Taxes shall be governed by Section 5.8.3 rather than this Section 8.3.3.

8.3.4        Surviving Corporation.  The Parties acknowledge and agree that if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any misrepresentation or inaccuracy in or breach of any representation, warranty, covenant or agreement, then (without limiting any of the rights of the Surviving Corporation as an Indemnified Person) the Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Losses as a result of and in connection with such misrepresentation, inaccuracy or breach.

8.3.5        Cumulative Remedies.  The rights of the Parent Indemnified Persons and the Holder Indemnified Persons under this ARTICLE VIII are cumulative, and each Parent Indemnified Person and Holder Indemnified Person shall have the right in its sole discretion to enforce any provision of this ARTICLE VIII without regard to the availability of any other remedy under any other provision of this Agreement.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.3.6        Indemnification Adjusts Merger Consideration for Tax Purposes.  Each Party shall, including retroactively, treat indemnification payments under this Agreement as adjustments to the Closing Merger Consideration, the Base Merger Delayed Consideration and the Contingent Consideration for Tax purposes to the extent permitted under applicable Law.

8.3.7        No Subrogation.  No Holder shall make any claim for indemnification against either the Parent Indemnified Persons or the Surviving Corporation based on the fact that such Holder was a controlling person, director, Employee or agent of the Company (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to Law, a Charter Document, a Contract or otherwise) with respect to any claim brought by a Parent Indemnified Person against any Holder under or relating to this Agreement or any other Transaction Agreement or the Transactions.  With respect to any claim brought by a Parent Indemnified Person against any Holder under or relating to this Agreement, any Transaction Agreement or the Transactions, each Holder expressly waives any right of subrogation, contribution, advancement, indemnification or other claim against the Company with respect to any indemnification obligation or any other liability to which such Holder may become subject under or in connection with this Agreement.

8.3.8        Set-Off is Exclusive Remedy.  From and after the Closing, the sole remedy of any Parent Indemnified Person shall be the right to withhold and deduct any sum that may be owed to any Parent Indemnified Person under this ARTICLE VIII from any amount otherwise payable to any Holder under any Transaction Agreement, including this Agreement and the agreements entered into in connection with the Transaction; provided, however, that Parent shall be entitled to seek equitable relief with respect to indemnification obligations of the Holders for Losses arising from or relating to any fraudulent or willful misconduct.  For avoidance of doubt, nothing in this Agreement shall limit the liability of a licensor under any of the License Agreements.

Section 8.4        Holders’ Representatives.

8.4.1        Appointment.  By virtue of approving the Merger and the execution of the Joinders, each of the Holders shall irrevocably nominate, constitute and appoint Holders’ Representatives with full power of substitution, to act in the name, place and stead of the Holders for purposes of executing any documents and taking any actions that Holders’ Representatives may, in their sole discretion, determine to be necessary, desirable or appropriate in connection with any claim for indemnification, compensation or reimbursement under this ARTICLE VIII or set-off in satisfaction of claims.  Fred Mermelstein and Stephen C. Rocamboli hereby accept their appointment as Holders’ Representatives.

8.4.2        Authority.  The Holders grant to Holders’ Representatives full authority to execute, deliver, acknowledge, certify and file on behalf of each such Holder (in the name of any or all of the Holders or otherwise) any and all documents that Holders’ Representatives may, in their sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as Holders’ Representatives may, in their sole discretion, determine to be appropriate, in performing its duties as contemplated by this Section 8.4.  Notwithstanding anything in any Transaction Agreement to the contrary: (a) each Indemnified Person shall be entitled to deal exclusively with each Holders’ Representative on all matters relating to any claim for indemnification, compensation, reimbursement or set off pursuant to ARTICLE VIII; and (b) the Parent, each Parent Indemnified Person and each Holder shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Holder by either Holders’ Representative and on any other action taken or purported to be taken on behalf of any Holder by either Holders’ Representative as fully binding upon such Holder.  A decision, act, consent or instruction of either Holders’ Representative, including an amendment, extension or waiver of this Agreement pursuant to Section 8.4 or Section 8.5 shall constitute a decision of the Holders and shall be final, binding and conclusive upon the Holders.  Parent, Merger Sub, and the Surviving Corporation may rely upon any such decision, act, consent or instruction of either Holders’ Representative as being the decision, act, consent or instruction of the Holders.  Parent, Merger Sub, and the Surviving Corporation are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of either Holders’ Representative.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.4.3        Power of Attorney.  The Holders recognize and intend that the power of attorney granted to the Holders’ Representatives: (a) is coupled with an interest and is irrevocable; (b) may be delegated by Holders’ Representatives; and (c) shall survive the death, dissolution or incapacity, as applicable, of each of the Holders.

8.4.4        Replacement.  If Holders’ Representatives are dissolved, resign or are otherwise unable to fulfill their responsibilities hereunder, the Holders shall (by consent of those Persons entitled to at least a majority of the Contingent Consideration), within ten days after such dissolution, resignation or inability, appoint a successor to such Holders’ Representatives reasonably satisfactory to Parent.  Any such successor shall succeed Holders’ Representatives as Holders’ Representatives hereunder.  If for any reason there is no Holders’ Representative at any time, all references herein to Holders’ Representatives shall be deemed to refer to the Holders who may take action by the written consent of Persons entitled to at least a majority of the Contingent Consideration.

8.4.5        Indemnification; Holders’ Representatives Expenses. The Holders’ Representatives shall not be liable to the Holders for any action taken or omitted to be taken by it as Holders’ Representatives except in the case of willful misconduct or gross negligence.  The Holders severally, but not jointly, pro rata based on the number of shares held by each such Holder, shall indemnify, defend and hold harmless the Holders’ Representatives and the Holders’ Representatives Affiliates and the respective agents, representatives and attorneys of each of the foregoing against any claim that such indemnitees may suffer or incur in connection with their capacity as Holders’ Representatives, or any action taken or omitted by such indemnitees hereunder or thereunder (except such resulting from such indemnitee’s willful misconduct or gross negligence).  Pursuant to this Subsection 8.4.5, the Holders shall reimburse the Holders’ Representatives for attorneys, accounting, and other specialists fees reasonably incurred by the Holders’ Representatives in the performance of their duties set forth in this Agreement.  In addition to seeking reimbursement, the Holders’ Representatives may set-off any amounts owed by Holders pursuant to this Subsection 8.4.5 against any amount otherwise payable to such Holders under this Agreement.

8.4.6        Independent Analysis by Holders.  Each Holder acknowledges that he, she or it has, independently and without reliance upon the Holders’ Representatives or any other Holder, and based on such documents and information as he, she or it has deemed appropriate, made his, her or its own legal analysis and decision to enter into this Agreement.  Each Holder also acknowledges that he, she or it, independently and without reliance upon the Holders’ Representative or any other Holder, and based on such documents and information as he, she or it deems appropriate at the time, will continue to make his, her or its own decisions in taking or not taking any action under this Agreement and/or any other Transaction Agreement.

8.4.7        No Implied Duties.  This Section 8.4 sets forth all of the duties of the Holders’ Representatives with respect to any and all matters pertinent hereto.  No implied duties or obligations will be read into this Agreement against the Holders’ Representatives.  The obligations of the Holders’ Representatives hereunder are only those expressly set forth herein and therein.

ARTICLE IX:  GENERAL PROVISIONS

Section 9.1        Interpretation.  The following rules shall apply to the interpretation and construction of the terms and provisions of this Agreement and the other Transaction Agreements:

9.1.1        Provisions.

(a)        When a reference is made in this Agreement or another Transaction Agreement to an “Article,” “Section,” “Exhibit” or “Schedule,” such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

(b)        The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(c)        Whenever the words “include,” “includes,” or “including” are used in this Agreement or any other Transaction Agreement, such words shall be deemed to be followed by the words “without limitation.”

(d)        The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise expressly indicated in the accompanying text.

(e)        The use of “or” is not intended to be exclusive unless otherwise expressly indicated in the accompanying text.

(f)        The defined terms contained in this Agreement or any of the other Transaction Agreements are applicable to the singular as well as the plural forms of such terms.  Reference to the masculine gender shall be deemed to also refer to the feminine gender and vice versa.

(g)        A reference to documents, instruments or agreements also refers to all addenda, exhibits or schedules thereto.

(h)        Any reference to a provision or part of a Law shall include a reference to that provision or part as it may be renumbered or amended from time to time and any successor provision or part or any renumbering or amendment thereof unless otherwise indicated herein.

9.1.2        No Presumption.  The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall be used to favor or disfavor any Party by virtue of the authorship of any provision of this Agreement.

Section 9.2        Notices.  All notices, waivers, consents and other communications to any Party hereunder shall be in writing and shall be deemed given (a) when personally delivered, (b) when receipt is electronically confirmed, if sent by facsimile or email of a PDF document, (c) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with proof of receipt or (d) three Business Days after being sent by registered or certified mail, return receipt requested and postage prepaid, in each case to the Parties at the address, or if applicable, facsimile number or email address following such Party’s name below or such other address, facsimile number or email address as such Party may subsequently designate to the other Parties by notice in accordance with this Section 9.2:

If to Parent or Merger Sub, to:

Daré Bioscience, Inc.

11119 North Torrey Pines Road, Suite 200

La Jolla, CA 92037

Attention: Sabrina Martucci Johnson

Email: sjohnson@darebioscience.com

with copies (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Attention: Jeremy Glaser, Esq.

Email: JDGlaser@mintz.com

Facsimile: (858) 314-1501

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

If to the Company, to:

30 Colbert Road East

Newton, MA 02465

Attention: Fred Mermelstein and Stephen C. Rocamboli

Email:  fmerm@comcast.net; Steve@integrinpartners.com

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: W. David Mannheim, Esq. and Robert E. Futrell Jr., Esq.

Email:  wmannheim@wyrick.com; rfutrell@wyrick.com

Facsimile: (919) 781-4865

If to Holders’ Representatives, to:

Fred Mermelstein

30 Colbert Road East

Newton, MA 02465

Email:  fmerm@comcast.net

Stephen C. Rocamboli

300 Second Ave, Apt 4183

Needham, MA 02494

Email:  Steve@integrinpartners.com

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: W. David Mannheim, Esq. and Robert E. Futrell Jr., Esq.

Email:  wmannheim@wyrick.com; rfutrell@wyrick.com

Facsimile: (919) 781-4865

Section 9.3        Assignment and Succession.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any of the Parties without the written consent of the other Parties, except that Parent or Merger Sub may, without the prior consent of any other Party, (a) assign any or all of its rights, interests and obligations under this Agreement to any Affiliate of Parent, (b) assign this Agreement and any of its rights and obligations hereunder to the purchaser of all or substantially all of its equity securities or assets by merger, contract or otherwise in one transaction or a series of related transactions and (c) collaterally assign this Agreement to any lender; provided that no such assignment shall relieve the assigning party of any of its obligations hereunder.  Any assignment of this Agreement or any of the rights, interests or obligations hereunder not permitted under this Section 9.3 shall be null and void ab initio.  Subject to the foregoing terms of this Section 9.3, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 9.4        Amendment or Supplement.  Subject to the requirements of applicable Law, this Agreement may be amended at any time by execution of an instrument in writing identifying itself as an amendment signed, when amended prior to the Closing, by Parent, Merger Sub and the Company and, when amended on or after the Closing, by Parent, the Company and Holders’ Representatives.  For purposes of this Section 9.4, the Joinder Holders have agreed pursuant to the Joinders that any amendment of this Agreement consented to by Holders’ Representatives shall be binding on and enforceable against them, whether or not they have signed this Agreement or such amendment, except those relating to the Total Merger Consideration, which shall require the vote of the Holders of 67% of the as-converted shares of the Company Capital Stock.

Section 9.5        Waivers.  No waiver of any provision of this Agreement shall be valid and binding unless it is in writing and signed by the Party against whom the waiver is to be effective.  No failure on the part of any Party in exercising any right, privilege or remedy hereunder and no delay on the part of any Party in executing any right, privilege or remedy under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right hereunder.  No notice to or demand on a Party made hereunder shall operate as a waiver of any right of the Party giving such notice or making such demand to take further action without notice or demand as permitted hereunder.

Section 9.6        Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein which form a part hereof, the Confidentiality Agreement and the Joinders, contain the entire understanding of the Parties with respect to the subject matter contained herein and therein.  This Agreement supersedes all prior and contemporaneous, agreements, arrangements, contracts, discussions, negotiations, undertakings and understandings (whether written or oral) between the Parties with respect to such subject matter (other than the Confidentiality Agreement and the Joinders).  Upon the Closing, the Confidentiality Agreement shall automatically terminate and none of the Parties shall have any further Liability or obligation thereunder.

Section 9.7        No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under this Agreement, except that after the Effective Time, Parent Indemnified Persons and Holder Indemnified Persons shall be third party beneficiaries for purposes of enforcing the rights granted to such Parent Indemnified Persons and Holder Indemnified Persons under Section 8.2.  For the avoidance of doubt, no consent of any Indemnified Person shall be necessary to amend any provision of this Agreement.

Section 9.8        Remedies Cumulative.  All rights and remedies of each of the Parties shall be cumulative and the exercise of any one or more rights or remedies shall not preclude the exercise of any other right or remedy available hereunder or under applicable Law.

Section 9.9        Specific Performance.  The Parties agree that Parent and Merger Sub would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by the Company could not be compensated adequately by monetary damages alone.  Accordingly, the Parties agree that, in addition to any other remedy to which they may be entitled to at Law or in equity, Parent and Merger Sub shall be entitled to seek temporary, preliminary and/or permanent injunctive relief or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the right of Parent to compel the other Parties to cause the Merger to be consummated on the terms and subject to conditions set forth in this Agreement) without having to prove irreparable harm or that monetary damages would be inadequate.  The Company expressly waives any requirement under any Law that Parent or Merger Sub obtain any bond or give any other undertaking in connection with any action seeking injunctive relief or specific performance of any of the provisions of this Agreement.  The Company further agrees that in the event of any action for specific performance relating to this Agreement or the Merger, it shall not assert and hereby waives the defense that a remedy at Law would be adequate or that specific performance is not an appropriate remedy for any reason in Law or equity.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 9.10        Severability.  If a court of competent jurisdiction finds that any term or provision of the Agreement is invalid, illegal or unenforceable under any Law or public policy, the remaining provisions of the Agreement shall remain in full force and effect if the economic and legal substance of this Agreement and the Merger shall not be affected in any manner materially adverse to any Party.  Any such term or provision found to be illegal, invalid or unenforceable only in part or in degree shall remain in full force and effect to the extent not invalid, illegal or unenforceable.  Upon the determination that any term or provision is invalid, illegal or unenforceable, the Parties intend that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent possible under applicable Law and compatible with the consummation of the Transactions as originally intended.

Section 9.11        Costs and Expenses.  Except as otherwise specified herein, whether or not the Merger is consummated, each Party shall pay all costs and expenses it has incurred in connection with this Agreement and the Merger.

Section 9.12        Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original copy of this Agreement and all of which, when taken together, shall constitute one instrument.  The exchange of copies of this Agreement and manually executed signature pages by transmission by facsimile or by email of a PDF of a handwritten original signature or signatures to the other Parties shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.  The signature of a Party transmitted by facsimile or other electronic means shall be deemed to be an original signature for any purpose.

Section 9.13        Governing Law.  This Agreement and all claims or causes of action (whether sounding in contract or tort) arising under or related to this Agreement, shall be governed by and construed in accordance with, the Laws of the State of Delaware, without regard to any rule or principle that might refer the governance or construction of this Agreement to the Laws of another jurisdiction.

Section 9.14        Exclusive Jurisdiction; Venue; Service of Process.  In any action or proceeding between any of the Parties arising under or related to this Agreement, the other Transaction Agreements or the Merger, each of the Parties (a) knowingly, voluntarily, irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent that such court does not accept jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 9.14, (c) waives any objection to the laying of venue of any such action or proceeding in such courts, including any objection that any such action or proceeding has been brought in an inconvenient forum or that the court does not have jurisdiction over any Party and (d) agrees that service of process upon such Party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 9.2.  The Parties agree that any Party may commence a proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 9.15        JURY TRIAL. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND UNDER THE PROFESSIONAL ADVICE OF COUNSEL WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION AGREEMENTS OR THE MERGER BETWEEN ANY OF THE PARTIES.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Section 9.16        Legal Representation.

9.16.1        Parent hereby agrees, on its own behalf and on behalf of the Surviving Corporation (following Closing) and their respective directors, members, managers, partners, officers, employees and Affiliates, and each of their successors and assigns (all such parties, the “Waiving Parties”), that (i) Wyrick Robbins Yates & Ponton LLP (the “Law Firm”) may represent the Holders, the Holders’ Representatives and their Affiliates (other than the Surviving Corporation) (collectively, the “Holder Group”), on the one hand, and the Company, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Agreements, the other agreements contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby (such representation, the “Current Representation”), and (ii) the Law Firm (or any successor) may represent any and all members of the Holder Group or any director, member, manager, partner, officer, employee or Affiliate of the Holder Group in connection with any dispute, litigation, claim, proceeding or obligation arising out of or relating to this Agreement or the other Transaction Agreements, any other agreements contemplated hereby and thereby, or the transactions contemplated hereby or thereby, notwithstanding the Current Representation (or any continued representation of the Company) and even though the interests of such Person(s) may be directly adverse to Parent, the Surviving Corporation and their respective Affiliates, and each of Parent and the Surviving Corporation on behalf of itself and the other Waiving Parties hereby consents thereto and waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto.  The parties acknowledge that the foregoing provision applies whether or not the Law Firm provides legal services to the Surviving Corporation after the Closing Date.

9.16.2        The parties hereby irrevocably acknowledge and agree that all communications between the Holder Group and their counsel, including the Law Firm, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out of or relating to, this Agreement or the other Transaction Agreements, any other agreements contemplated hereby and thereby, or the transactions contemplated hereby or thereby, or any matter relating to any of the foregoing (including, for the avoidance of doubt, all of the client files and records in the possession of the Law Firm related thereto), shall be deemed to be attorney-client privileged communications between the Holder Group and such counsel that belong to the Holder Group and the attorney-client privilege and the expectation of client confidence belongs to, and shall be controlled by, the Holder Group and will not pass to or be claimed by Parent, the Surviving Corporation or any of the Waiving Parties and may only be waived with the prior written consent of the Holders’ Representatives on behalf of the Holder Group. From and after the Closing, Parent, on behalf of itself, the Surviving Corporation (following Closing) and the Waiving Parties, waives and will not assert any attorney-client privilege with respect to any communication between the Law Firm and the Company, its Subsidiaries or any Person in the Holder Group occurring during the Current Representation.

9.16.3        None of Parent, the Surviving Corporation or any of the other Waiving Parties or any Person purporting to act on behalf of or through Parent (including, for the avoidance of doubt, any of their officers that might also be members of the Holder Group), the Surviving Corporation or any of the Waiving Parties, will access or seek to obtain access to any such communications, or to the files of the Law Firm relating to the Current Representation.  The Law Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any of Parent, the Surviving Corporation or any of the Waiving Parties by reason of any attorney-client relationship between the Law Firm and the Company or otherwise.  In addition, Parent and the Surviving Corporation agree that it would be impractical to remove all attorney-client communications from the records (including e-mails and other electronic files) of the Surviving Corporation.  Accordingly, as to any such communications prior to the date hereof, Parent and the Surviving Corporation, together with any of the Waiving Parties, further agree that no such Person may use, rely on or access without the prior written consent of the Holders’ Representatives any of such communications in a manner that may compromise the attorney-client privilege of such communications.

* * *

[Signature page follows]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written.

DARÉ BIOSCIENCE, INC.

By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and CEO

DARÉ MERGER SUB, INC.

By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and CEO

[Signature Page to Agreement and Plan of Merger]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written.

PEAR TREE PHARMACEUTICALS, INC.

By:	/s/ Stephen C. Rocamboli
	Name:	Stephen C. Rocamboli
	Title:	President

[Signature Page to Agreement and Plan of Merger]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first above written.

HOLDERS’ REPRESENTATIVES

/s/ Fred Mermelstein
Fred Mermelstein

/s/ Stephen C. Rocamboli
Stephen C. Rocamboli

[Signature Page to Agreement and Plan of Merger]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

Joinder Agreement

[Attached]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

Holders of Company Preferred Stock

Stockholder	Series A Shares

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Totals	[***]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

Holders of Company Preferred Stock

Stockholder	Series A Shares

[***]	[***]
[***]	[***]
Totals	[***]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.